UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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II-VI INCORPORATED

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375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Notice of Annual Meeting of Shareholders

TO BE HELD ON NOVEMBER 6, 2015

DATE AND TIME: Friday, November 6, 2015, at 1:30 p.m. local time

PLACE: RLA Premier Conference Center (formerly the Regional Learning Alliance), 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066

VOTING

Shareholders are asked to vote on the following items at the 2015 Annual Meeting:

1.	Election of three (3) Class One directors, each for a three-year term to expire in 2018.

2.	Non-binding advisory vote to approve compensation paid to our named executive officers in fiscal year 2015, as disclosed in these materials.

3.	Approval of the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan.

4.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

5.	Any other matters that properly come before the meeting.

RECORD DATE

Shareholders of record at the close of business on September 2, 2015 are entitled to notice of and to vote at the 2015 Annual Meeting and any adjournment or postponements of the meeting.

AVAILABILITY OF MATERIALS

We are furnishing proxy materials to shareholders that hold shares through a broker, bank or other nominee (commonly referred to as held in “street name”), via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail from your broker, bank or other nominee, you will not receive a printed copy of the proxy materials unless you request one. The Notice instructs you how to access and review all of the important information contained in the proxy materials over the internet. The Notice also provides instructions for submitting your proxy over the internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting materials included in the Notice. Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card.

This proxy statement and proxy card will first be made available to shareholders on or about September 18, 2015.

By Order of the Board of Directors

WALTER R. BASHAW II, Secretary

September 18, 2015

YOUR VOTE IS IMPORTANT. WE URGE YOU TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OR
PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY
REQUEST ONE TO VOTE BY MAIL IF YOU PREFER.

PAGE	ITEM
Preceding	Notice of Annual Meeting of Shareholders
1	Introduction
3	Matters of Business, Votes Needed and Recommendations of the Board
4	PROPOSAL ONE – Election of Directors
6	Class One Directors Standing for Election
7	Continuing Directors
9	Meetings and Standing Committees of the Board of Directors
10	Director Independence and Corporate Governance Policies
14	Director Compensation in Fiscal Year 2015
17	Security Ownership of Certain Beneficial Owners and Management
20	Executive Officers
21	Executive Compensation
21	Compensation Discussion and Analysis
21	Message from the Compensation Committee
23	Compensation Philosophy and Objectives
24	Summary of Pay Elements and Mix of Variable and Fixed Compensation
25	Pay for Performance
26	Elements of Compensation
33	Process for Setting Compensation for Fiscal Year 2015
38	Compensation Decisions for Fiscal Year 2016
40	Compensation and Risk
41	Additional Information
43	Compensation Committee Report
44	Summary Compensation Table
45	Grants of Plan-Based Awards Table
46	Outstanding Equity Awards at Fiscal Year End
48	Option Exercises and Stock Vested in Fiscal Year 2015
49	Non-Qualified Deferred Compensation Fiscal Year 2015
50	Equity Compensation Plan Information
51	Potential Payments upon Change in Control and Employment Termination
56	PROPOSAL TWO – Advisory Vote to Approve Named Executive Officer Compensation
57	Report of the Audit Committee
58	PROPOSAL THREE – Approval of the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan
65	PROPOSAL FOUR – Ratification of Selection of Independent Registered Public Accounting Firm
66	Other Information

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Proxy Statement for the

Annual Meeting of Shareholders

TO BE HELD ON NOVEMBER 6, 2015

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of II-VI Incorporated, a Pennsylvania corporation, for use at the Annual Meeting of Shareholders (“the Annual Meeting”) to be held on November 6, 2015 at 1:30 p.m. local time, or any rescheduled date.

The Annual Meeting will be held at the RLA Premier Conference Center (formerly the Regional Learning Alliance), 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066, telephone: (724) 741-1000. Please see the Company’s website at www.ii-vi.com/investor/investors.html for directions to the location for the Annual Meeting. These proxy materials were first made available on or about September 18, 2015 to shareholders as of the record date, September 2, 2015 (the “Record Date”).

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

Shareholders will act on the matters outlined on the cover page of this proxy statement. We are not aware of any matters to be presented at the meeting other than those described in this proxy statement. If any other matter is properly presented at the Annual Meeting, your proxy holders (one of the individuals named on your proxy card) will vote your shares in their discretion.

WHO MAY VOTE AT THE ANNUAL MEETING?

You are entitled to vote at the Annual Meeting if our records show that you held your shares as of the close of business on the Record Date. As of the Record Date, 63,517,692 shares of Company common stock, no par value (“Common Stock”), were issued and outstanding.

WHAT ARE THE VOTING RIGHTS OF HOLDERS OF II-VI COMMON STOCK?

Each share of Common Stock is entitled to one (1) vote on all matters submitted to a vote of the shareholders, including the election of directors. Shareholders do not have cumulative voting rights.

WHO CAN ATTEND THE ANNUAL MEETING?

All shareholders as of the Record Date may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. If you attend, please note that you may be asked to present valid identification. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

Our bylaws provide that shareholders holding a majority of the shares of common stock issued, outstanding and entitled to vote on the Record Date constitute a quorum at the Annual Meeting. The presence in person or by proxy of holders representing at least 31,758,847 shares of Common Stock will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes (explained below) will be included in the calculation of the number of votes considered to establish a quorum. If there is no quorum, the holders of a majority of shares present at the meeting may adjourn the Annual Meeting to another date.

2015 Notice of Meeting and Proxy Statement	1

How Do I Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If entitled to vote, you may vote:

✓	Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any matter that your broker, bank or other nominee does not have discretionary authority to vote on. If you want to vote in person, you will need to obtain a “legal proxy” from your broker, bank or other nominee and bring it to the meeting.

✓	In person: Attend the Annual Meeting and, if you request, we will give you a ballot at the time of voting. If you have previously submitted a proxy card, you must notify us at the Annual Meeting that you intend to cancel your prior proxy and vote by ballot at the meeting.

✓	Returning a Proxy Card: If you receive a proxy card, complete, sign and date the proxy card, then return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct.

✓	Using the Telephone: Dial toll-free at 1-800-579-1639 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from your proxy card or voting instruction form.

✓	Through the Internet: Go to www.proxyvote.com and follow the instructions provided. You will be asked for the control number from the proxy card or voting instruction form provided to you.

HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?

Please refer to the Notice for the ways in which you may request a paper copy of the proxy statement and accompanying proxy card.

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. This does not apply if your shares are in “street name” and you have not obtained a proxy from your broker, bank or other nominee.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company’s Board of Directors (the “Board”). These recommendations are set forth in the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of Class One Directors for terms that expire in 2018 (see Proposal 1);

•	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (see Proposal 2);

•	FOR approval of an amendment and restatement of the Company’s Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) to provide for awards of performance-based cash incentive compensation under the 2012 Omnibus Plan (see Proposal 3); and

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016 (see Proposal 4).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

For each of the matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not be counted in determining the number of votes necessary for approval. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote because it did not receive instructions from the beneficial owner. A nominee may have discretionary authority to vote on Proposal 4 but will not be permitted to vote on Proposals 1, 2 or 3. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, since they are not considered to be “votes cast”. Abstentions have the effect of a vote against with respect to Proposals 2, 3 and 4, while broker non-votes have no effect.

2	2015 Notice of Meeting and Proxy Statement

MATTERS OF BUSINESS, VOTES NEEDED AND

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

	For More Information	Board Recommends
Proposal 1 – Election of Directors	Page 4	✓ For Each
Each outstanding share of our Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are three directors nominated for election to Class One of our Board at the Annual Meeting—Marc Y.E. Pelaez, Howard H. Xia and Vincent D. Mattera, Jr. A majority of the shares entitled to vote and cast in person or represented by proxy at the Annual Meeting is required to elect each of the nominees for director. Abstentions and broker non-votes have no effect on this matter. This means that each nominee must receive more votes “for” than “against” him or her to be elected. The Board of Directors recommends that you vote FOR the election of each of the Board’s nominees for director.		Nominee

Proposal 2 – Non-Binding Advisory Vote to Approve 2015 Named Executive Officer Compensation	Page 56	✓ For
The affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve the compensation of our named executive officers for fiscal year 2015. Abstentions have the effect of an “against” vote and broker non-votes have no effect. Because this is an advisory vote, it will not be binding on the Company or Board of Directors. However, the Compensation Committee will consider the voting results of this advisory and non-binding proposal, among other factors, when making future decisions regarding executive compensation. The Board of Directors recommends that you vote FOR the resolution approving the Company’s fiscal year 2015 named executive officer compensation.

Proposal 3 – Approval of the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan	Page 58	✓ For
The affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve an amendment and restatement of the II-VI Incorporated Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) to provide for awards of performance-based cash incentive compensation under the 2012 Omnibus Plan. Abstentions have the effect of an “against” vote and broker non-votes have no effect. The Board of Directors recommends that you vote FOR the approval of the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan.

Proposal 4 – Ratification of Selection of Independent Registered Public Accounting Firm	Page 65	✓ For
The affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP to audit the Company’s financial statements for 2016. Abstentions have the effect of an “against” vote and broker non-votes have no effect. The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but, if the appointment of Ernst & Young LLP is not ratified by shareholders, the Audit Committee will reconsider the appointment. The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

2015 Notice of Meeting and Proxy Statement	3

ELECTION OF DIRECTORS (PROPOSAL 1)

The Board of Directors is divided into three classes, each consisting of as nearly an equal number of directors as practicable. At present, the Board of Directors consists of nine members, with three directors in each Class.

The current term of our Class One Directors expires at the Annual Meeting. Accordingly, three directors have been nominated for election to Class One positions, for a term of three years or until such time as their respective successors are elected and qualified, or until his or her earlier death, resignation or removal. Any Board vacancy may be filled by the remaining directors then in office, and any director so elected will serve for the predecessor’s remaining term, or until his or her earlier death, resignation or removal.

The persons named as proxies for this Annual Meeting were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting as follows:

•	FOR the election of Marc Y.E. Pelaez, who has served as a director of the Company since 2002;

•	FOR the election of Howard H. Xia, who has served as a director of the Company since 2011; and

•	FOR the election of Vincent D. Mattera, Jr., who has served as a director of the Company since 2012.

Each of the nominees has consented to serve if elected. However, if any of them is unable or unwilling to serve as a director, the Board may designate a substitute nominee, in which case, the persons named as proxies will vote for any such substitute nominee proposed by the Board of Directors.

DIRECTOR CONDITIONAL RESIGNATION POLICY

Each nominee has submitted an irrevocable conditional resignation in the event the nominee receives a greater number of votes “AGAINST” than votes “FOR” such person’s election. If this occurs, the Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation previously tendered by such director or if other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation, as well as the underlying rationale, within 90 days from the date of the certification of the election results. The incumbent director will remain as a member of the Board during this process.

INFORMATION REGARDING THE COMPANY’S BOARD OF DIRECTORS

The professional and personal experience, qualifications, attributes and skills of each of the director nominees are described below, and reflect the qualities that the Company seeks in its Board members. In addition to the specific examples set forth below, the Board and the Company believe that broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment and commitment to corporate citizenship demonstrated by the nominees make them exceptional candidates for these positions.

4	2015 Notice of Meeting and Proxy Statement

Proposal 1

Name	Class	Expiration of Term	Age	Director Since	Position(s) With II-VI	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Subsidiary Committee
NON-EMPLOYEE DIRECTORS:
Marc Y.E. Pelaez	One	2015	69	2002	Lead Independent Director		Member	Chair	Member
Howard H. Xia	One	2015	54	2011	Director			Member	Chair
Peter W. Sognefest	Two	2016	74	1979	Director		Member		Member
Wendy F. DiCicco	Two	2016	48	2006	Director	Chair	Member	Member
Thomas E. Mistler	Three	2017	73	1977	Director	Member		Member	Member
Joseph J. Corasanti	Three	2017	51	2002	Director	Member	Chair	Member	Member
William A. Schromm	Three	2017	57	2015	Director
EMPLOYEE DIRECTORS:
Francis J. Kramer	Two	2016	66	1989	Chairman and Chief Executive Officer; Director
Vincent D. Mattera, Jr.(1)	One	2015	59	2012	President and Chief Operating Officer; Director
(1)	Dr. Mattera previously served as a non-employee director from 2000 through 2002.

2015 Notice of Meeting and Proxy Statement	5

Proposal 1

CLASS ONE DIRECTORS STANDING FOR ELECTION

Marc Y.E. Pelaez. Mr. Pelaez is a Rear Admiral, United States Navy (retired). Rear Admiral Pelaez is currently a private consultant to defense and commercial companies. He was Vice President of Engineering and later Vice President of Business and Technology Development for Newport News Shipbuilding from 1996 until 2001, when it was acquired by Northrop Grumman Corporation. From 1993 to 1996, Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy (Research, Development, and Acquisition) from 1990 to 1993. From 1968 to 1990, he held numerous positions, including command assignments, in the United States Navy. He is a graduate of the United States Naval Academy. Rear Admiral Pelaez has a broad background and understanding of technology and technology development, a seasoned knowledge of military procurement practices, and management leadership and consulting skills developed throughout his military and civilian careers. Based on these factors, the Board has concluded he should continue to serve as a director of the Company.

Howard H. Xia. Dr. Xia currently serves as a consultant to the telecommunications industry. Dr. Xia had served as General Manager of Vodafone China Limited, a wholly-owned company of Vodafone Group Plc, a publicly traded telecommunication company (NASDAQ: VOD), from 2001 to 2014. From 1994 to 2001, he served as a Director-Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994 and was a Senior Engineer at PacTel Cellular from 1990 to 1992. Dr. Xia holds a B.S. in Physics from South China Normal University and an M.S. in Physics and Electrical Engineering and a Ph.D. in Electrophysics from Polytechnic School of Engineering of New York University. Dr. Xia’s extensive knowledge of and experience in the telecommunications industry, his knowledge of international business including that with China, and strong leadership skills make him a valuable member of our Board of Directors. In particular, his experience and knowledge of telecommunications in Asia contributes to the Board’s breadth of knowledge in this area. Based on these factors, the Board has concluded he should continue to serve as a director of the Company.

Vincent D. Mattera, Jr. Dr. Mattera has been employed by the Company since 2004, and has been its President and Chief Operating Officer since November 2014. Dr. Mattera has been serving in the role of Chief Operating Officer since September 2013 and previously served as Executive Vice President from January 2010 to September 2013 and as a Vice President from 2004 to 2009. Dr. Mattera served in various executive roles in product development and manufacturing at Agere Systems from 2001 to 2003 and at Lucent Technologies from 1996 to 2001. From 1984 to 1995, he held management positions at AT&T Bell Laboratories. Dr. Mattera previously served as a non-employee director of the Company from 2000 through 2002. Dr. Mattera holds B.S. and Ph.D. degrees in Chemistry from the University of Rhode Island and Brown University, respectively. His extensive experience with materials science, opto-electronics and manufacturing systems throughout the world, in addition to his industry and customer knowledge, equip him well to serve as a Director. Based on these factors, the Board has concluded he should continue to serve as a director of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS ONE DIRECTOR.

6	2015 Notice of Meeting and Proxy Statement

Proposal 1

CONTINUING DIRECTORS

EXISTING CLASS TWO DIRECTORS WHOSE TERMS EXPIRE IN 2016

Francis J. Kramer. Mr. Kramer has been employed by the Company since 1983, has been its Chairman since 2014 and has been its Chief Executive Officer since 2007. Previously, Mr. Kramer served as the Company’s Chief Operating Officer from 1985 to 2007 and as its President from 2007 to 2014. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh with a B.S. degree in Industrial Engineering and from Purdue University with a M.S. degree in Industrial Administration. Mr. Kramer has served as director of Barnes Group Inc., a publicly traded aerospace and industrial manufacturing company (NYSE: B), since 2012. Mr. Kramer provides our Board with insight into the Company’s business operations, opportunities and challenges. In addition, Mr. Kramer contributes to our Board his historical knowledge of the Company, his laser industry experience and background, and his leadership skills.

Peter W. Sognefest. Mr. Sognefest is the President, Chief Executive Officer and Chairman of Seamoc, Inc., a private consulting firm, where he has served since 2002. Mr. Sognefest also currently serves as General Manager and Director of Operations of Sigmatron International’s factories in Mexico and Vietnam since June 2012. From 1996 to 2003, Mr. Sognefest was with Xymox Technologies, Inc. as President and Chief Executive Officer (1996-2002) and as Vice-Chairman (2002-2003). He was President and Chief Executive Officer of LH Research, Inc. from 1994-1996 and of IRT Corporation from 1992-1994. From 1984 to 1991, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc., which he founded in 1984. Mr. Sognefest served in senior operating roles in several other multinational corporations from 1967 to 1984, including Motorola, Inc. and Essex Group, Inc., a wholly owned subsidiary of United Technologies Corporation. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois. Mr. Sognefest brings leadership skills developed through his extensive executive management experience to our Board. In particular, his experience and knowledge of manufacturing in Asia contributes to the Board’s breadth of knowledge in this area.

Wendy F. DiCicco. Ms. DiCicco is currently an independent consultant serving clients in the orthopedic and pharmaceutical industries. From April 2012 through October 2014, she served as Vice President, Chief Financial Officer and Treasurer of Nuron Biotech, Inc., a privately held biotech company. During the period from 2008 through 2012, she served as the Chief Financial Officer of private equity backed companies. From 1996 to 2008, she served as the principal financial officer of Kensey Nash Corporation (as controller for two years and then as Chief Financial Officer for ten years), a publicly-traded medical technology company specializing in cardiology and orthopedics. She was an Accounting and Audit Manager with Deloitte LLP from 1990 to 1996, where she served clients in the manufacturing and retail industries. Ms. DiCicco graduated from Philadelphia College of Textiles and Science with a B.S. degree in Accounting. Ms. DiCicco is a Certified Public Accountant in Pennsylvania and is a member of AICPA, the PICPA and the NACD. Since 2015, she also serves on the boards of SynCardia Systems, Inc., a private equity-backed cardiovascular medical device company, and Canna Pharma Rx, a publicly traded biotech-pharmaceutical company. Ms. DiCicco adds financial reporting and management skills to our Board, including her experience with a large public accounting firm and as a chief financial officer of both public and private companies.

2015 Notice of Meeting and Proxy Statement	7

Proposal 1

CONTINUING DIRECTORS

EXISTING CLASS THREE DIRECTORS WHOSE TERMS EXPIRE IN 2017

Thomas E. Mistler. Mr. Mistler retired in 2009 as an operating partner for Buckingham Capital Partners, a private investment firm, where he served beginning in 2003. Mr. Mistler was President, Chief Executive Officer and a director of ESCO Holding Corp. and Engineered Arresting Systems Corporation, a manufacturer of aircraft and vehicle arresting systems, from 1999 to 2003. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation (“Westinghouse”), where he was employed from 1965 to 1998. Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse, including serving as President of Westinghouse Saudi Arabia Limited from 1981 to 1984. Mr. Mistler graduated from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler possesses executive management, operational and corporate governance experience in multiple markets, which contribute greatly to our Board. In addition, his engineering background and the international business experience that he has developed throughout his career add value to our Board of Directors.

Joseph J. Corasanti. Mr. Corasanti presently serves as a member of the board of trustees for SRC, Inc. From 2006 to July 2014 Mr. Corasanti served as President and Chief Executive Officer of CONMED Corporation (“CONMED”), a publicly traded medical technology company (NASDAQ: CNMD). From 1999 to 2006, he served as President and Chief Operating Officer of CONMED. From 1998 to 1999, he was Executive Vice President/General Manager of CONMED and prior to that, he served as General Counsel and Vice President-Legal Affairs for CONMED from 1993 to 1998. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. He served as a director of CONMED from 1994 to 2014. Mr. Corasanti’s past executive positions and his prior public company board experience have provided him with leadership skills and experience in a variety of matters that he contributes to the Company’s Board. His experience and skill set, including his legal background and acquisition experience, are valuable to our Board of Directors.

William A. Schromm. Mr. Schromm has served in various roles for the past 16 years at ON Semiconductor Corporation (NASDAQ: ON), a leading manufacturer of energy-efficient, low-cost, high-volume analog, logic and discrete semiconductors, which was separated from Motorola in 1999. At ON Semiconductor, Mr. Schromm has served as Executive Vice President and Chief Operating Officer since 2014; prior to that time he served as Senior Vice President, Operating Systems and Technology from 2012 to 2014 and as Senior Vice President, General Manager, Computing and Consumer Products from 2006 to 2012. Prior to joining ON Semiconductor Corporation, he worked for 19 years at Motorola in various roles, including Process Engineer, Product Manager, Operations Manager and Marketing Director. He brings extensive engineering, management and marketing experience to our Board of Directors.

8	2015 Notice of Meeting and Proxy Statement

Proposal 1

MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors held four (4) meetings during fiscal year 2015. Each meeting occurred over a two-day period. In fiscal year 2015, each director attended 100% of the meetings of the Board of Directors, as well as at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings for the committees of which he or she was a member. The Board of Directors and committees of the Board have the authority to hire independent advisors to help fulfill their respective duties.

The Board of Directors has four standing committees: Audit; Compensation; Corporate Governance and Nominating; and Subsidiary. All Committees have written charters that may be found on the Company’s website at www.ii-vi.com/investor/investors.html.

Committee and Members	Primary Committee Functions	Number of Meetings

Audit:

Wendy F. DiCicco (chair)* Joseph J. Corasanti* Thomas E. Mistler *Qualifies as a “financial expert,” as defined by the Securities and Exchange Commission

–  Oversees the Company’s discharge of its financial reporting obligations

–  Monitors the Company’s relationship with its independent public accounting firm

–  Monitors performance of the Company’s business plan

–  Reviews the internal accounting methods and procedures

–  Reviews certain financial strategies

–  Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters

–  Conducts periodic review of the Company’s risk assessment approach and activities undertaken by management

Four (4)

Compensation:

Joseph J. Corasanti (Chair) Wendy DiCicco Marc Y.E. Pelaez Peter W. Sognefest

–  Determines and oversees compensation of the Company’s directors and executive officers

–  Administers and interprets the Company’s equity and incentive plans

–  Establishes terms and conditions of equity awards

–  Reviews succession plans for CEO and other senior executives of the Company

–  Further information regarding the functions of the Compensation Committee is provided in the Compensation Discussion and Analysis section beginning on page 21

Nine (9)

Corporate Governance and Nominating:

Marc Y.E. Pelaez (Chair) Joseph J. Corasanti Wendy F. DiCicco Thomas E. Mistler Howard H. Xia

–  Develops and implements policies and processes regarding corporate governance matters

–  Assesses board membership needs and makes recommendations regarding potential director candidates to the Board of Directors

Nine (9)

Subsidiary:

Howard H. Xia (Chair) Joseph J. Corasanti Thomas E. Mistler Marc Y. E. Pelaez Peter W. Sognefest

–  Oversees the activities of the Company’s operating subsidiaries, as directed from time to time by the Board of Directors

–  Attends selected quarterly meetings of the Company’s operating subsidiaries and reports to the Board on material developments and risks

–  Focuses on risks related to operations, markets, customers and technology

Four (4)

2015 Notice of Meeting and Proxy Statement	9

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES

The Rules of the NASDAQ Stock Market require that a majority of the Company’s Board of Directors be independent (as defined therein). Our Corporate Governance Guidelines further provide that a substantial majority of the members of the Company’s Board of Directors must qualify as independent. The Board of Directors has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the NASDAQ Rules, other than Mr. Kramer and Dr. Mattera, who are both full-time executive officers of the Company. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances from both the standpoint of the director in his or her individual capacity and from the standpoint of the directors’ other relatives or affiliations.

NOMINATION OF CANDIDATES FOR DIRECTOR

The Company will consider director candidates from several sources, including existing directors, members of the Company’s management team, shareholders, and third-party search firms. The Company’s current By-Laws describe the procedures by which shareholders may recommend candidates for election to the Board of Directors. In general, such nominations must be made by a shareholder in good standing, be in writing and be received by our Chairman of the Board of Directors no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, before the anniversary date of the mailing date of the Company’s proxy statement in connection with the previous year’s annual meeting. In addition, nominations must include certain information regarding both the nominating shareholder and the director nominee, including, without limitation, their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder and information concerning the proposing shareholder and/or nominee required for inclusion in a proxy statement filed with the Securities and Exchange Commission (the “SEC”). Further, to be eligible for election as a director of the Company, the nominee must deliver within the timeframe noted above a written questionnaire detailing their background and qualifications and a written representation and agreement as set forth in the Company’s By-Laws. The form for this representation and agreement will be provided by the Secretary of the Company upon written request.

The Corporate Governance and Nominating Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those factors set forth in the Company’s Corporate Governance and Nominating Committee Charter. In general, candidates nominated for election to the Board of Directors should possess the following qualifications:

•	High personal and professional integrity, practical wisdom and mature judgment;

•	Broad training and experience in policy-making decisions in business;

•	Expertise useful to the Company in relevant disciplines, particularly in financial, commercial, governmental, international, technical or scientific disciplines, and complementary to the experience of our other directors;

•	Willingness to devote the amount of time necessary to carry out the duties and responsibilities of a director;

•	Commitment to serve on the Board of Directors over several terms to develop critical Company knowledge; and

•	Willingness to represent the best interests of all shareholders and objectively appraise management performance.

10	2015 Notice of Meeting and Proxy Statement

Corporate Governance

Potential candidates are initially screened and interviewed by the Corporate Governance and Nominating Committee and/or a third party search firm. The Company has engaged Heidrick & Struggles and xCEO, Inc. in connection with prior and ongoing director screening and selection processes. All members of the Board of Directors may interview the final candidates. The same evaluation procedures apply to all candidates for nomination, including candidates submitted by shareholders.

Although the Board of Directors does not have a formal diversity policy, the Corporate Governance and Nominating Committee’s practice is to review the skills and attributes of individual Board members and candidates for the Board within the context of the current make-up of the full Board, to ensure that the Board of Directors as a whole is composed of individuals who, when combined, provide a diverse portfolio of experience, knowledge, talents and perspectives that will serve the Company’s governance and strategic needs. Candidates are also evaluated as to their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields as well as a global business perspective and commitment to corporate citizenship.

SIZE OF THE BOARD

As provided in the Company’s By-Laws, the Board of Directors is composed of no less than five and no more than eleven members, with the exact number determined by the Board based on its current composition and requirements. At present, the Board of Directors consists of nine members.

BOARD STRUCTURE AND LEAD INDEPENDENT DIRECTOR

As part of the Board’s ongoing succession planning process, the Board concluded that it is currently in the best interest of the Company and its shareholders for the roles of Chairman and Chief Executive Officer (“CEO”) to be combined so as to provide continued decisive leadership and seamless operation of the Board and the Company. As such, the roles of Chairman of the Board and CEO of the Company are currently held by the same person, Francis J. Kramer. Mr. Kramer possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business, and thus is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

Regardless of whether the roles of Chairman and CEO are combined or separated in the future, the Company intends to retain the position of Lead Independent Director, which is currently held by Mr. Pelaez. The primary responsibilities of the Lead Independent Director include:

•	Chairing executive sessions of the independent directors conducted at each Board meeting;

•	Acting as liaison between the Board and the Chief Executive Officer;

•	Supporting the Chairman in the setting of Board agendas, based on director input;

•	Chairing meetings of the Board in the Chairman’s absence; and

•	Carrying out other duties as requested by the Corporate Governance and Nominating Committee and the Board of Directors.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Audit Committee has been designated to take the lead in overseeing the Company’s risk management at the Board level. The Audit Committee schedules time for periodic review of risk assessment and activities being undertaken by management throughout the year as part of its duties. The Audit Committee receives reports from Company management, internal audit, and other advisors, and strives to provide serious and thoughtful attention to the Company’s risk management processes and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures to respond to and mitigate these risks. Although the Audit Committee leads these efforts, risk management is periodically reviewed with the full Board and feedback is sought from each director as to the most significant risks that the Company faces. Risk management is also reviewed and assessed by the Subsidiary

2015 Notice of Meeting and Proxy Statement	11

Corporate Governance

Committee of the Board. Risks identified by the Subsidiary Committee are brought to the attention of the full Board.

In addition to the compliance program, the Board encourages management to promote a corporate culture that understands the importance of risk management and to incorporate it into the corporate strategy and day-to-day operations of the Company. The Company’s risk management approach also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

COMMUNICATION WITH DIRECTORS

Shareholders wishing to communicate with the Company’s Board of Directors may send written communication addressed to the Lead Independent Director or to any member of the Board of Directors individually in care of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received at the Company’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward all communications received from its shareholders that are simply addressed to the Board of Directors to the chair of the applicable Board committee whose function is most closely related to the subject matter of the communication.

DIRECTOR MANDATORY RETIREMENT AND SUCCESSION PLANNING

The Board of Directors has instituted a retirement policy for directors, as set forth in the Company’s Corporate Governance Guidelines. Under this policy, directors must retire from the Board of Directors upon reaching the age of 75. Mr. Sognefest will reach the mandatory retirement age in February of 2016, and Mr. Mistler will reach the mandatory retirement age in December of 2016. The Board has undertaken a succession planning process to proactively address these future retirements from the Board. As part of this process, the Corporate Governance and Nominating Committee expects to evaluate new director candidates in the 2016 fiscal year using the criteria described in the “Nomination of Candidates for Director” section of this proxy statement under the heading “Director Independence and Corporate Governance Policies.” The application of our retirement policy and the Board’s succession planning strategies over the next several years is expected to reduce the average tenure of our directors.

DIRECTOR SHARE OWNERSHIP REQUIREMENTS

In August 2014, the Board revised its existing share ownership guidelines. As revised, the minimum beneficial share ownership amount for members of the Board is $150,000, which represents approximately three (3) times the current annual Board cash retainer. A board member will have three years from August 2014 or the date a new member joins the Board, as applicable, to comply with this ownership requirement. In the event of non-compliance, the Board will consider measures appropriate to the circumstances.

STANDING BOARD LIMITS

Board members are limited to serving on a maximum of four public company boards, including the Company. All directors are currently in compliance.

CHANGE IN DIRECTOR OCCUPATION

Under the Company’s Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially during his or her tenure, that director must tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Committee will then recommend to the Board any action needed regarding the proposed resignation.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Executive sessions of non-employee directors, consisting of all directors other than Mr. Kramer and Dr. Mattera, are held at each regularly scheduled meeting of the Board of Directors, with the Lead Independent Director presiding.

12	2015 Notice of Meeting and Proxy Statement

Corporate Governance

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Directors are expected to attend the Annual Meeting. All directors attended last year’s Annual Meeting except Mr. Schromm, who was appointed as a director in April 2015.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has approved and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all directors, officers and employees of the Company and its subsidiaries. In addition, the Company has adopted an additional Code of Ethics for Senior Financial Officers. These documents are available on the Company’s website at www.ii-vi.com/investor/investors.html. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Code of Conduct and any provision of the Code of Ethics for Senior Financial Officers. Employees are required and encouraged to report suspected violations of our Code of Conduct on an anonymous basis. Anonymous reports are forwarded for review by the Audit Committee.

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s policies and procedures regarding related party transactions are included in the Code of Conduct. The Code of Conduct specifically requires that all Company directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, the Code of Conduct requires each Company director, officer and employee to openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and the Company’s interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, the Company. Waivers under the Code of Conduct for any of the Company’s executive officers or directors are granted only by the Board of Directors or a properly designated committee of the Board. It is expected that only those matters that are in the best interests of the Company would be approved or waived under our Code of Conduct.

2015 Notice of Meeting and Proxy Statement	13

DIRECTOR COMPENSATION IN FISCAL YEAR 2015

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board of Directors. In setting director compensation, the Company consults with its independent compensation advisor, Radford, an Aon Hewitt company, and considers the significant amount of time and skill required for directors to fulfill their overall responsibilities. Director compensation is only paid to non-employee directors. For purposes of this section, all references to “directors” means non-employee directors.

Our director compensation program is periodically reviewed by our Compensation Committee, with the help of the Company’s independent compensation advisor, to ensure the program remains competitive. As part of this review, the types and levels of compensation offered to our directors are compared to those offered by a select group of comparable companies. The comparable companies used are the same as those used for the Company’s named executive officers (the

“Comparator Group”) and are listed in the “Compensation Discussion and Analysis” section of this proxy statement.

The components of our director compensation program for fiscal year 2015 are disclosed below. The Board of Directors is compensated based on a role-based compensation program, not based on the number of meetings attended, with the exception of activities of the Subsidiary Committee. Attendance at Subsidiary Committee meetings is compensated on a per-meeting basis due to the fact that there is not a set number of local subsidiary meetings for which attendance is required. The Compensation Committee strives to set director compensation at levels that are competitive with our Comparator Group. Currently, the overall compensation level of the Company’s directors ranges between the upper end of the second quartile and the lower end of the third quartile of compensation provided by the Comparator Group.

14	2015 Notice of Meeting and Proxy Statement

Director Compensation

DIRECTOR COMPENSATION STRUCTURE FOR FISCAL YEAR 2015

DIRECTOR CASH COMPENSATION

	Annual Retainer
Compensation Item	Member	Chair(1)	Meeting Fee
Full Board Membership	$50,000	$—	$—
Lead Independent Director	10,000	—	—
Audit Committee	10,000	20,000	—
Compensation Committee	7,500	15,000	—
Governance & Nominating Committee	5,000	10,000	—
Subsidiary Committee	—	5,000	1,500	(2)
(1)	Amounts paid to committee Chairs are in lieu of, and not in addition to, amounts otherwise paid to members of said committee.
(2)	Per-day meeting fee.

DIRECTOR EQUITY PROGRAM

In addition to the cash compensation outlined above, directors receive annual equity awards, typically in August of each fiscal year. In August 2014, each director (other than Mr. Schromm, who joined the Board in April 2015) received a grant of 11,440 stock options with an exercise price of $13.99 per share and a restricted stock grant of 5,720 shares of Common Stock. Equity awards granted to directors generally have the same terms as those granted to our employees, including vesting in five equal annual installments with a ten year term for stock options and three-year cliff vesting for restricted stock awards, but do not vest on an accelerated basis upon a director’s departure from the Board. The Compensation Committee may determine, in its sole discretion, that the vesting of a stock option or restricted stock award will accelerate upon a director’s departure from the Board.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2015

Non-Employee Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Joseph J. Corasanti	$80,000	$80,023	$80,023	$240,046
Wendy F. DiCicco	82,500	80,023	80,023	242,546
Thomas E. Mistler	101,000	80,023	80,023	261,046
Marc Y.E. Pelaez	111,500	80,023	80,023	271,546
Peter W. Sognefest	69,500	80,023	80,023	229,546
Howard H. Xia	88,500	80,023	80,023	248,546
William Schromm(4)	31,250	—	—	31,250
(1)	Amounts reflect fees actually paid during fiscal year 2015. Director fees for the one-year period between annual meetings of shareholders are usually paid in January of that period.
(2)	Represents the aggregate grant date fair value of restricted stock issued to the non-employee directors under the 2012 Omnibus Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of forfeitures). The grant date fair value of restricted stock was computed based upon the closing price of the Company’s Common Stock on the date of grant, which was $13.99 per share.
(3)	Represents the aggregate grant date fair value of option awards issued by the Company to the non-employee directors under the 2012 Omnibus Plan, computed in accordance with FASB ASC Topic 718. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value, if any that a director may realize upon exercise of stock options will depend on the excess of the stock option price over the strike value on the date of exercise. As such, there is no assurance that the value realized by a director will be at or near the value estimated by the Black-Scholes model. Refer to Note 10 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on August 28, 2015 for relevant assumptions used to determine the valuation of option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.
(4)	Mr. Schromm was appointed to serve on the Board of Directors on April 15, 2015. The above fees paid to Mr. Schromm represented his board retainer on a pro-rata basis for fiscal year 2015.

2015 Notice of Meeting and Proxy Statement	15

Director Compensation

DIRECTOR EQUITY AWARDS OUTSTANDING

The following table sets forth the aggregate number of shares of restricted stock and shares underlying stock options held by the named directors as of June 30, 2015.

Non-Employee Director	Restricted Stock (#)	Shares Underlying Option Awards (#)	Shares Underlying Exercisable Option Awards (#)(1)
Joseph J. Corasanti	14,165	124,010	95,482
Wendy F. DiCicco	14,165	119,050	90,522
Thomas E. Mistler	14,165	143,850	115,322
Marc Y.E. Pelaez	14,165	143,850	115,322
Peter W. Sognefest	14,165	53,530	25,002
Howard H. Xia	14,165	37,630	10,682
William Schromm(2)	—	—	—
(1)	Includes options exercisable within 60 days of August 31, 2015.
(2)	Mr. Schromm was appointed to serve on the Board of Directors on April 15, 2015 and did not receive any restricted shares or stock options as of June 30, 2015.

16	2015 Notice of Meeting and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership by any person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Common Stock as of August 31, 2015. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned. Ownership information is as reported by the shareholder in their respective filings with the SEC.

Name and Address	Number of Shares of Common Stock(1)	Percent of Common Stock(1)
Carl J. Johnson(2)	5,156,410	8.1%
18 Windsor Ridge Frisco, TX 75034
Barrow, Hanley, Mewhinney & Strauss, LLC(3)	4,550,259	7.2%
2200 Ross Avenue, 31st Floor
Dallas, TX 75201-2761
BlackRock, Inc.(4)	4,503,867	7.1%
40 East 52nd Street
New York, NY 10022
The Vanguard Group(5)	3,713,386	5.8%
100 Vanguard Blvd
Malvern, PA 19355
Sterling Capital Management LLC(6)	3,342,781	5.3%
4064 Colony Road, Suite 300
Charlotte, NC 28211
(1)	As of August 31, 2015.
(2)	Includes 499,381 shares of Common Stock directly held by Dr. Johnson (over which he has sole voting and investment power); 1,454,128 shares held in the name of Dr. Johnson’s wife (as to which Dr. Johnson disclaims beneficial ownership); 574,680 shares held in a charitable trust (as to which Dr. Johnson disclaims beneficial ownership) over which Dr. Johnson has shared voting and investment power; 779,891 shares held in a non-profit foundation (as to which Dr. Johnson disclaims beneficial ownership) over which Dr. Johnson has shared voting and investment power; 1,822,222 shares held by a family limited partnership (as to which Dr. Johnson disclaims beneficial ownership) in which Dr. Johnson has shared voting and investment power as a result of his position as sole limited partner and majority general partner; and 26,108 shares underlying stock options that are exercisable within 60 days of August 31, 2015.
(3)	Based solely on a Schedule 13G filed with the SEC on February 10, 2015. Barrow, Hanley, Mewhinney & Strauss, LLC, a registered investment advisor, reported sole voting power over 2,421,814 shares of Common Stock, shared voting power over 2,128,455 shares of Common Stock and sole dispositive power over 4,550,259 shares of Common Stock.
(4)	Based solely on a Schedule 13G/A filed with the SEC on January 26, 2015. BlackRock, Inc. reported sole voting power over 4,390,936 shares of Common Stock and sole dispositive power over 4,503,867 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock, Inc. are owned by various investment companies affiliated with BlackRock, Inc.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2015. The Vanguard Group, Inc. reported sole voting power over 80,508 shares, sole dispositive power over 3,637,758 shares and shared dispositive power over 75,808 shares of Common Stock.
(6)	Based solely on a Schedule 13G/A filed with the SEC on January 26, 2015. Sterling Capital Management LLC reported sole voting and dispositive power over 3,342,781 shares of Common Stock.

2015 Notice of Meeting and Proxy Statement	17

Beneficial Ownership

STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

The following table shows the number of shares of II-VI Common Stock beneficially owned by all directors, our named executive officers (as reflected in the “Summary Compensation Table”), and all of our directors and executive officers as a group, as of August 31, 2015. This includes shares that could have been acquired within 60 days of that date through the exercise of stock options. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. None of the shares reflected in the table below have been pledged as security.

	Beneficial Ownership of Common Stock
	Shares	Percent(10)
Joseph J. Corasanti(1)(2)	138,638	*
Wendy F. DiCicco(1)(2)	130,878	*
Francis J. Kramer(1)(2)(3)	1,236,015	1.9%
Vincent D. Mattera, Jr.(1)(2)(4)	387,488	*
Thomas E. Mistler(1)(2)(5)	1,774,146	2.8%
Marc Y.E. Pelaez(1)(2)	157,017	*
Peter W. Sognefest(1)(2)(6)	50,325	*
Howard H. Xia(1)(2)(7)	49,508	*
William Schromm(2)	4,485	*
James Martinelli(1)(2)(8)	240,934	*
Mary Jane Raymond(1)(2)	31,700	*
Giovanni Barbarossa(1)(2)	40,754	*
All Executive Officers and Directors as a Group (thirteen persons)(9)	4,320,123	6.8%
*	Less than 1%
(1)	Includes shares underlying stock options that are exercisable within 60 days of August 31, 2015, as follows: 104,588 options exercisable by Mr. Corasanti, 99,628 options exercisable by Ms. DiCicco, 446,424 options exercisable by Mr. Kramer, 220,662 options exercisable by Dr. Mattera, 124,428 options exercisable by Mr. Mistler, 124,428 options exercisable by Rear Admiral Pelaez, 30,108 options exercisable by Mr. Sognefest, 18,208 options exercisable by Dr. Xia, 125,036 options exercisable by Mr. Martinelli, 6,000 options exercisable by Ms. Raymond, and 14,110 options exercisable by Dr. Barbarossa.
(2)	Includes 14,340 shares of restricted stock held by each of Mr. Corasanti, Ms. DiCicco, Mr. Mistler, Rear Admiral Pelaez and Dr. Xia, 11,995 shares of restricted stock held by Mr. Sognefest, 4,485 shares of restricted stock held by Mr. Schromm, 78,400 shares of restricted stock held by Mr. Kramer, 34,800 shares of restricted stock held by Dr. Mattera, 4,600 shares of restricted stock held by Mr. Martinelli, 25,700 shares of restricted stock held by Ms. Raymond and 24,300 shares of restricted stock held by Dr. Barbarossa.
(3)	Includes 285,401 shares held in a Spousal Limited Access Trust as to which Mr. Kramer disclaims beneficial ownership and 225,775 shares held on behalf of Mr. Kramer in the II-VI Incorporated Nonqualified Deferred Compensation Plan.
(4)	Includes 30,377 shares held on behalf of Dr. Mattera in the II-VI Incorporated Nonqualified Deferred Compensation Plan.
(5)	Includes 361,296 shares held in trust and 1,269,772 shares held in limited partnerships for which Mr. Mistler serves as a general partner, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(6)	Includes 320 shares held by Mr. Sognefest’s son, as to which shares he disclaims beneficial ownership.
(7)	Includes 4,000 shares held in a trust, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(8)	Includes 11,200 shares over which Mr. Martinelli has shared voting and investment power and 102,230 shares held on behalf of Mr. Martinelli in the II-VI Incorporated Nonqualified Deferred Compensation Plan.
(9)	Includes a total of 1,362,298 shares underlying stock options exercisable within 60 days of August 31, 2015 and a total of 266,380 shares of restricted stock held by all executive officers and directors as a group.
(10)	There were 63,548,345 shares of our Common Stock outstanding as of August 31, 2015. In accordance with the rules and regulations of the SEC, in computing the percentage ownership for each person listed, any shares which the listed person had the right to acquire within 60 days are deemed outstanding; however, shares which any other person had the right to acquire within 60 days are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership among the persons listed may differ for each person.

18	2015 Notice of Meeting and Proxy Statement

Beneficial Ownership

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of a class of the Company’s registered equity securities to file with the SEC and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no reports were required, the Company’s directors and executive officers timely filed all reports due under Section 16(a) for the period from July 1, 2014 through June 30, 2015.

2015 Notice of Meeting and Proxy Statement	19

Beneficial Ownership

EXECUTIVE OFFICERS

Set forth below is certain information concerning our Named Executive Officers (“NEOs”) discussed herein.

Name	Age	Position
Francis J. Kramer	66	Chairman and Chief Executive Officer; Director
Vincent D. Mattera, Jr.	59	President and Chief Operating Officer; Director
Mary Jane Raymond	55	Chief Financial Officer and Treasurer and Assistant Secretary
James Martinelli	57	Vice President, Strategic Resources Group
Giovanni Barbarossa	54	Chief Technology Officer and President, II-IV Laser Solutions

Biographical information for FRANCIS J. KRAMER may be found in the “Continuing Directors” section of this proxy statement. Biographical information for VINCENT D. MATTERA, JR. may be found in the “Class One Directors Standing for Election” section of this proxy statement.

MARY JANE RAYMOND has been Chief Financial Officer and Treasurer of the Company since March 2014. Previously, Ms. Raymond was Executive Vice President and Chief Financial Officer of Hudson Global, Inc. (NASDAQ: HSON) from 2005 to 2013. Ms. Raymond was the Chief Risk Officer and Vice President and Corporate Controller at Dun and Bradstreet, Inc. from 2002 to 2005. Additionally, she was the Vice President, Merger Integration at Lucent Technologies, Inc. from 1997 to 2002 and held several management positions at Cummins Engine Company from 1988 to 1997. Ms. Raymond holds a B.A. degree in Public Management from St. Joseph’s University, and an MBA from Stanford University.

JAMES MARTINELLI was employed by the Company beginning in 1986 and served as Vice President, Strategic Resources Group from July 2014 until his resignation as an employee of the Company in September 2015. Mr. Martinelli has entered into a consulting arrangement with the Company effective upon his resignation as an employee. Previously, Mr. Martinelli served as Vice President, Military & Materials since 2003 and as General Manager of Laser Power Corporation (a subsidiary of the Company) from 2000 to 2003. Mr. Martinelli joined the Company as Accounting Manager in 1986, was named Corporate Controller in 1990 and named Chief Financial Officer and Treasurer in 1994. Prior to his employment with the Company, Mr. Martinelli served as Accounting Manager at Tippins Incorporated and Pennsylvania Engineering Corporation from 1980 to 1985. Mr. Martinelli graduated from Indiana University of Pennsylvania with a B.S. degree in Accounting.

GIOVANNI BARBAROSSA has been employed by the Company since 2012 and has been the Vice President, Laser Solutions Segment since 2014 and the Chief Technology Officer since 2012. Dr. Barbarossa was employed at Avanex Corporation from 2000 through 2009, serving in various executive positions in product development and general management, ultimately serving as CEO. When Avanex merged with Bookham Technology, forming Oclaro, Dr. Barbarossa became a member of the Board of Directors of Oclaro and served as such from 2009 to 2011. Dr. Barbarossa graduated from the University of Bari, Italy with a B.S. in Electrical Engineering and a Ph.D. in Photonics from the University of Glasgow, U.K.

20	2015 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

FISCAL YEAR 2015 COMPENSATION DISCUSSION AND ANALYSIS

MESSAGE FROM THE COMPENSATION COMMITTEE

The Compensation Committee takes very seriously shareholder feedback regarding the alignment between our pay and our performance. For fiscal year 2015, the Committee made the following improvements to our compensation programs:

Recent Enhancements

•	We continued for the second year the use of the “June Award,” a portion of the Total Direct Compensation (“TDC”) at median that is held in reserve until the end of the year. This award is a mix of cash and equity, and is used to align the compensation of the NEOs with that of the Comparator Group once the performance of the Company and the Comparator Group can be reasonably estimated. The June Award acts as the final step of alignment to ensure that our NEO TDC is within the range of our Comparator Group TDC for similar performance using the II-VI Performance Index (as described in more detail below). The June Award can be either a positive adjustment or a negative adjustment from target based on actual Company performance.

•	In our performance share program, we replaced the revenue growth metric with relative total shareholder return (“relative TSR”). This establishes an explicit metric based on TSR as a companion to the operating metrics that drive increased shareholder value (which comprise the other component of our performance share program).

•	We delineated the metrics associated with the individual goals for each NEO to clarify how individual goals align with our overall business strategy.

Key Elements of Fiscal Year 2015 Performance Compared to Fiscal Year 2014

2015 Notice of Meeting and Proxy Statement	21

Executive Compensation

Alignment of Executive Pay and Company Performance

•	The annual cash incentives for NEOs were awarded approximately at target based on strong Company and individual performance during fiscal year 2015.

•	The value and number of shares underlying long term equity awards granted to NEOs were higher than in the prior year due to improved performance in fiscal year 2015.

•	Performance shares for the 2014 to 2015 performance period were earned based on the Company’s achievement of 106.7% of target revenue (resulting in our NEOs earning 117.3% of the target number of performance shares) and the achievement of 84.2% of target cash flow from operations (resulting in our NEOs earning 60.4% of the target number of performance shares).

•	The CEO and all other NEOs with tenure greater than three years are in compliance with our share ownership guidelines. The CEO is required to hold the equivalent of three times his annual salary in stock, and all other NEOs who have served as executive officers for more than three years are required to hold the equivalent of their annual salary in stock. Executives of shorter tenure have three years from the time they are appointed as an executive officer to meet this requirement.

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Executive Compensation

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company believes in setting challenging objectives and requires talented and committed people to achieve them. The Company’s executive compensation program is designed to align our executives’ compensation with the interests of our shareholders and to attract, motivate and retain high-quality executive talent.

The Company’s executive compensation philosophy is based on the principle of pay-for-performance, with a substantial portion of TDC being “at-risk” and tied to performance. We target TDC at the median level of pay of our Comparator Group for performance at target. For fiscal year 2015, which ran from July 1, 2014 to June 30, 2015, we used the Comparator Group data available in public filings.

The primary objectives of our fiscal year 2015 executive compensation program were:

•	Shareholder Returns Above Median: Maximize Company performance to enhance TSR.

•	Stable Leadership: Attract and retain a high caliber of executive talent.

•	Continuous Improvements in Performance: Ensure that a significant portion of TDC is “at risk,” based on Company and individual performance.

•	Sustainable Achievement of Results: Encourage a long-term focus by our NEOs while recognizing the importance of short-term performance, with goals that are challenging yet attainable and discourage excessive risk taking.

•	Strategic Innovation: Provide incentive for innovation, productivity, quality management, responsiveness to customer needs, talent management, environmental, health and safety performance, and an action-oriented approach to opportunities in the marketplace.

•	Commitment: Align executive and shareholder interests by requiring NEOs to meet minimum share ownership guidelines and prohibit them from hedging or pledging Company stock.

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Executive Compensation

SUMMARY OF PAY ELEMENTS AND MIX OF VARIABLE AND FIXED COMPENSATION

A specific objective of our compensation program is to drive continuous improvement in performance. We believe this is best accomplished by having a majority of total direct compensation (“TDC”) be variable and based on performance. TDC includes base salary, cash incentive awards granted under our Bonus Incentive Program (“BIP”) and Goals/Results Incentive Program (“GRIP”), and equity awards in the form of non-qualified stock options (“Stock Options”), restricted stock awards (“RSAs”) and performance stock awards (“PSAs”). Base salary is the only fixed component of TDC; the value of all other elements is dependent on performance. The chart below shows that variable compensation makes up 67% to 78% of fiscal year 2015 target TDC of our NEOs.

NEO compensation for fiscal year 2015 included the following elements. For ease of understanding, the term “non-equity incentive plan compensation” in the Summary Compensation Table and other tables set forth below is referred to as “cash incentives” throughout this narrative:

Element	Description	2015 Pay Action	Primary Metrics Used
Base Salary	Market-competitive fixed pay reflective of an NEO’s role, responsibilities and individual performance.	Increased NEO salaries based on individual performance and evaluation against our Comparator Group. Increases ranged from 2.0% to 5.5% of base salary.	Comparator Group benchmarking
BIP Cash Incentive	Payable to all corporate employees with at least one year of service. Each eligible NEO may receive a cash incentive payment (equal to a percentage of base salary) based on a targeted Bonus Operating Profit, as pre-determined by the Compensation Committee.	During fiscal year 2015, actual payout to our NEOs was 84% of target award.	Operating profit without reduction for variable compensation paid (“Bonus Operating Profit”)
GRIP Cash Incentive	Payable to NEOs and select other employees primarily based on achievement of Company consolidated or business unit results (80% or 90%), with small component for individual performance (10% or 20%).	Board approved revenue and earnings per share (“EPS”) goals requiring growth over the prior fiscal year’s results. Actual payout for FY15 was 97% of the target applicable to the Company’s consolidated results.	Consolidated revenue and EPS; for Mr. Martinelli and Dr. Barbarossa only, metrics are a combination of consolidated and divisional goals
Equity-Based Awards	Time-based and performance-based awards provide incentive to focus on long-term growth and financial success, to balance short- and long-term performance, and to align executive and shareholder interests.	NEO target equity compensation for 2015 consisted of 40% Stock Options, 30% RSAs (June Award) and 30% PSAs.	Comparator Group benchmarking (Stock Options and RSAs), relative TSR and cash flow from operations (PSAs)

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Executive Compensation

PAY FOR PERFORMANCE

RECAP OF THE COMPANY’S PERFORMANCE IN FISCAL YEAR 2015

Detailed below are the abbreviated results of the Company’s performance for fiscal year 2015. For a more detailed review of the Company’s financial performance for fiscal year 2015, please see the Company’s Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on August 28, 2015.

	FY 2015	FY 2014	Change
Revenue	$742 million	$683 million	9%
Gross Margin %	36.6%	33.2%	340 bps
Bonus Operating Profit	$111 million	$75 million	48%
Net Income	$66.0 million	$38.4 million	72%
Diluted EPS	$1.05/share	$0.60/share	75%
Adjusted Diluted EPS*	$0.94/share	$0.60/share	58%
*excludes favorable acquisition settlement of $0.11/share
Cash flow from operations	$129 million	$95 million	37%

The Company pays incentive compensation only after the Compensation Committee has certified the Company’s operating results. In certifying the results, the Committee ensures that it is in receipt of the audit of our financial performance by the independent auditors and the report of the Audit Committee with respect to the Company’s audited financial statements.

DETERMINATION OF TDC AT TARGET FOR FISCAL YEAR 2015

Target TDC is set for the NEOs at the median of the Comparator Group, with the advice of our independent advisor, Radford, an Aon Hewitt company (“Radford”).

Once TDC is determined, the relative proportions of the compensation elements described above are set with two principles in mind:

•	A substantial portion of TDC should be variable (for fiscal year 2015, 67-78%)

•	The variable portion should be a mix of equity and cash, with the equity component being larger than the cash component

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Executive Compensation

ELEMENTS OF COMPENSATION

Base Salary

The Compensation Committee reviewed the NEOs’ base salaries to ensure recognition of performance and alignment to the market median for similar positions at companies in the Comparator Group. Base salary is the only portion of TDC that is fixed, and with TDC targeted at the median pay of our Comparator Group, this portion tends to be the smallest of all the components at target. Accordingly, annual market increases may be made after comparison to the current market medians and in light of individual performance.

The increases in base salary noted in the chart below reflect adjustments to allow NEO salaries to remain comparable to those of the Comparator Group.

Named Executive Officer	Fiscal Year 2015 Base Salary	Fiscal Year 2014 Base Salary	Percentage Increase
Francis J. Kramer	$666,400	$647,000	3.0%
Vincent D. Mattera, Jr.	412,000	400,408	2.9%
Mary Jane Raymond	300,000	300,000	—
James Martinelli	310,000	310,000	—
Giovanni Barbarossa	319,300	310,000	3.0%

Cash Incentives

Bonus Incentive Program (“BIP”). The Bonus Incentive Plan is a long standing profit-sharing program that has been successfully used by the Company throughout the majority of its history to directly tie the interests of all of our employees who have at least one year of service, regardless of position, to the operating earnings of the Company, a major driver of shareholder value. The Bonus Incentive Plan is evaluated on the metric of Bonus Operating Profit (“BOP”). BOP is the Company’s annual operating profit without reduction for variable employee compensation (both cash and equity). At the beginning of the Company’s fiscal year, the Compensation Committee determines the percentage of final approved budgeted annual operating profit available to be paid under the BIP. This determination is based on total budgeted annual salary of all eligible employees. Actual payouts under the BIP, if any, could deviate from the budgeted payout due to changes in actual operating profit as compared to budgeted operating profit, and changes in actual aggregated base salaries compared to budgeted aggregate base salary. The BIP is paid at the end of each of the first three fiscal quarters based on interim financial performance, with a final payment after fiscal year end, which is adjusted for the final full-year result.

The bonus operating profit target and performance for fiscal year 2015 compared to fiscal year 2014 is:

	2015	2014
Budgeted Bonus Operating Profit	$118.1 million	$129.9 million
Actual Bonus Operating Profit Achieved	$110.7 million	$75.0 million
Actual BIP Payout % as Compared to Budget	84.4%	57.5%

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Executive Compensation

The related payments under our BIP for fiscal years 2015 and 2014 was:

Named Executive Officer	Fiscal Year 2015 BIP	Fiscal Year 2014 BIP
Francis J. Kramer	$93,962	$74,405
Vincent D. Mattera, Jr	58,092	46,000
Mary Jane Raymond	11,687	—	(1)
James Martinelli	43,710	35,650
Giovanni Barbarossa	45,021	25,252	(2)
(1)	Ms. Raymond was not entitled to any payments under the BIP because she did not meet the one-year waiting period during fiscal year 2014.
(2)	Dr. Barbarossa’s fiscal year 2014 BIP payout represented a partial year as he met his one-year waiting period during fiscal year 2014.

Goals/Results Incentive Program (“GRIP”). The purpose of the GRIP cash incentive program is to link pay to the major drivers of increasing shareholder value – growth in earnings per share produced from profitable revenue growth. The GRIP has two components. The first is the achievement of revenue and EPS targets set by the Compensation Committee. This component accounts for 90% of the GRIP compensation for the CEO and 80% of GRIP compensation for the other NEOs. The second component is the achievement of specific individual non-financial goals that are deemed by the Compensation Committee and the Board to be critical to the accomplishment of the Company’s strategic initiatives. This component accounts for 10% of the CEO’s GRIP compensation and 20% of GRIP compensation for the other NEOs.

The revenue and EPS calculation methodology, on which 80% or 90% of GRIP compensation is based, is derived from the “II-VI Consolidated Matrix” applicable to our NEOs. The bottom left of this matrix, or the threshold, is normally the prior fiscal year results for revenue and EPS. At the threshold, payout is 20% of the target payout. Below the threshold, the payout is zero. The middle of the matrix is the current year’s revenue and EPS targets as approved by the Compensation Committee. These targets are designed to motivate achievement of reasonably challenging goals and drive TSR. The upper right of the matrix is the achievement maximum, set at 115% of the revenue and EPS targets, at which the payout is 250% of the target payout.

For purposes of calculating the actual EPS component, no upward adjustments were made in fiscal year 2015 to increase EPS. However, a significant non-recurring positive item – the settlement income with Oclaro, Inc. – was subtracted from our financial results for fiscal year 2015, which reduced reported income by $7.65 million or $0.11 per share.

The targets and performance for the Revenue and EPS for GRIP for fiscal year 2015 are:

Financial GRIP for Fiscal 2015 (in millions, except per-share data)
Metric	Threshold	Target	Maximum	Actual Performance
Revenues	$683.30	$783.60	$901.10	$742.00
Earnings per Share	$0.60	$0.93	$1.07	$0.94

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Executive Compensation

For the individual performance goals under GRIP, on which 10% or 20% of total GRIP compensation is based, the Compensation Committee (a) assessed Mr. Kramer’s and Dr. Mattera’s performance and (b) conducted a review and approved Mr. Kramer’s and Dr. Mattera’s performance assessment recommendation for all other NEO’s. For fiscal year 2015, the NEO’s areas of focus were:

Name	Areas of Focus
Francis J. Kramer	Organic growth, simplification of organizational structure, stabilization and integration of acquisitions, leadership development and succession planning, and quality improvement.
Vincent D. Mattera, Jr.	Organic growth, simplification of organizational structure, stabilization and integration of acquisitions, leadership development and succession planning, and quality improvement.
James Martinelli	Leadership development and succession planning, quality improvement, development and implementation of supply chain management activity, and integration of expanded offshore production.
Mary Jane Raymond	Leadership development and succession planning, enhancement of the Company’s five-year strategic planning process, implementation of a more robust investor relations process, and improvement of the efficiencies of the Company’s SAP integration.
Giovanni Barbarossa	Organic growth, energize and solidify the Laser Solutions segment, stabilization and integration of acquisitions, leadership development and succession planning, and quality.

Total payments to our NEOs under our GRIP was:

Named Executive Officer	Fiscal Year 2015 GRIP	Fiscal Year 2014 GRIP
Francis J. Kramer	$544,891	$291,185
Vincent D. Mattera, Jr.	250,901	231,468
Mary Jane Raymond	376,401	87,500	(1)
James Martinelli	127,732	196,176
Giovanni Barbarossa	185,492	74,770
(1)	The 2014 GRIP payment for Ms. Raymond represented a partial year as Ms. Raymond’s employment with the Company began in March 2014.

Equity Incentives

The equity compensation for NEOs consists of (a) non-qualified stock options awarded in August, (b) performance shares awarded in August and (c) restricted shares awarded in June based on peer performance (the “June Award”).

Non-Qualified Stock Options (“Stock Options”). Because financial gain from Stock Options is only possible if the price of our Common Stock increases during the term of the Stock Option, we believe grants encourage NEOs and other employees to focus on actions and initiatives that should lead to a longer-term increase in the price of our Common Stock, aligning the interests of our NEOs and employees with those of our shareholders. Typically, Stock Options are granted in August at approximately 40% of the total targeted equity award to the NEO. The strike price is set on the date of the grant and represents the fair market value of the Company’s Common Stock on that day. The options do not have any tangible value if the stock price does not appreciate.

Performance Share Awards (“PSAs”). The Compensation Committee believes that longer term awards tied directly to elements of shareholder return are essential to the sustainable management of the Company.

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Executive Compensation

TSR and cash flow from operations influence increases in shareholder value over time and therefore the Company has based its PSAs on those metrics in order to reward both carefully considered strategic actions and excellent management and execution. Typically, PSAs are granted in August at approximately 30% of the total targeted equity award to the NEO. The value of the PSA actually “earned” is determined as of the date of the expiration of the performance period based on the achievement of the performance conditions.

“June Award” Restricted Share Awards (“RSAs”). The value of the “June Award” is targeted in August at approximately 30% of the total targeted equity award to the NEO, but is held in reserve until the end of the fiscal year when the Company’s annual financial results can be more accurately determined. The targeted June Award is based on a targeted number of shares of restricted stock, but the Compensation Committee has discretion to recommend payment of a mix of restricted stock and cash at the time the final award is made in June. Its value is determined after comparing the business results of the Comparator Group with the Company’s business results using the “II-VI Performance Index.”

The II-VI Performance Index compares the Company’s revenue growth, EPS growth and return on sales for the preceding one, three and five year periods to the same metrics and periods for the companies in the Comparator Group. More emphasis is placed on recent financial performance by applying a weighting factor of 50% to one-year metrics, 33% to three-year metrics, and 17% to five-year metrics.

In the II-VI Performance Index, the Company’s results are ranked against the results of the Comparator Group. For fiscal year 2015, the Company’s results placed it between the 4th and 5th-ranked competitors. That ranking is then compared to the corresponding CEO TDC of the closest-ranked Comparator Group companies (i.e., the 4th and 5th out of 20) to determine the final CEO TDC, assuring that our CEO’s pay is aligned with our relative performance as compared to our Comparator Group. The value of the June Award is then adjusted up or down (as compared to the target set in August) to align the CEO’s TDC with the relevant CEO TDC of the Comparator Group. The percentage by which the CEO’s final June Award changes as compared to the August target is the same percentage that is used to adjust the June Award for the remainder of the NEOs.

RSAs awarded as part of the June Award generally vest in full following a three-year service period. To the extent that shares of restricted stock are awarded in connection with the June Award, the holder is entitled to voting rights during the three-year restricted period.

The Compensation Committee has discretion to allocate the relative mix of equity compensation among Stock Options, RSAs and PSAs, which may vary from NEO to NEO and from year to year.

Equity Grants for Fiscal Year 2015 in the Summary Compensation Table

Awards represented in the fiscal year 2015 Summary Compensation Table include:

•	Stock Options granted in August 2014

•	PSAs granted in August 2014

•	The RSA component of the June Award granted in June 2015

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Executive Compensation

Stock Options were granted with a strike price $13.99, the closing price of the Company’s stock on August 15, 2014, which is the fair market value on the date of grant. The Stock Options have a ten year term and vest in five equal annual installments. Stock Options granted to the NEOs on August 15, 2014 were as follows:

Named Executive Officer	Stock Options Granted	Grant Date Fair Value(2)
Francis J. Kramer	94,340	$659,908
Vincent D. Mattera, Jr.	42,870	299,876
Mary Jane Raymond(1)	—	—
James Martinelli	28,550	199,707
Giovanni Barbarossa	30,530	213,557
(1)	Ms. Raymond did not receive a grant of Stock Options in fiscal year 2015 because she received a grant of Stock Options in March 2014 at the time of her employment as the Company’s Chief Financial Officer.
(2)	The company uses the Black-Scholes option pricing model to determine fair value.

Performance Share Awards (“PSAs”) granted in fiscal year 2015 are dependent on the achievement of two metrics – cash flow from operations and relative total shareholder return (TSR) – as described above. This differs from prior PSA awards, which are earned based on the achievement of a cash flow metric and a revenue metric (see, for example, the description of the 2013 PSAs on page 32).

Cash Flow Awards

These awards (the “2015 Cash Flow Performance Awards”) will be earned based on the achievement of specific consolidated cash flow metrics established for the twenty-four month period ending June 30, 2016. The 2015 Cash Flow Performance Awards will be earned as follows:

Performance vs. Target	Payout vs. Target
0.00% to 79.99%	0%
80.00% to 99.99%	50.00% to 99.99%
100%	100%
100.01% to 139.99%	100.01% to 199.99%
140% or Greater	200%

The number of PSAs earned is determined by the Compensation Committee and is based upon (A) performance against target for the full performance period or (B) performance against the applicable target for each of the four six-month periods comprising the performance period. The calculation (either A or B) that yields the higher percentage versus target determines the number of PSAs earned.

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Executive Compensation

Relative Total Shareholder Return Awards

These awards (the “2015 TSR Performance Awards”) focus on achieving certain levels of relative shareholder return compared to the Russell 2000 index. The Compensation Committee believes that TSR is one important reflection of Company performance, and recognizes that our shareholders invest in the Company with the expectation that we will deliver a level of performance that creates value. As such, the 2015 TSR Performance Awards will be earned based on the achievement of cumulative TSR for the thirty-six month period ending June 30, 2017 compared to returns on the Russell 2000 index, as follows:

Cumulative Total Shareholder Return	Payout vs. Target
Below the Russell 2000 50th percentile by more than 40 percentage points or an absolute negative cumulative Total Shareholder Return	0%
Between 0 and 40 percentage points below the Russell 2000 50th percentile and an absolute positive cumulative Total Shareholder Return	50.00% to 99.99%
Equal to the Russell 2000 50th percentile and an absolute positive cumulative Total Shareholder Return	100%
Between 0 and 40 percentage points above the Russell 2000 50th percentile and an absolute positive cumulative Total Shareholder Return	100.01% to 199.99%
More than 40 percentage points above the Russell 2000 50th percentile and an absolute positive cumulative Total Shareholder Return	200%

Target award amounts for the PSAs granted on August 15, 2014 for the NEOs are as follows:

Named Executive Officer	Target Relative TSR-Based Awards	Target Cash Flow-Based Awards	Aggregate Fair Value at Target Payout	Aggregate Fair Value at Maximum Payout
Francis J. Kramer	23,587 shares	17,690 shares	$577,465	$1,154,930
Vincent D. Mattera, Jr	10,727 shares	8,045 shares	262,592	525,184
Mary Jane Raymond	4,354 shares	3,265 shares	106,590	213,180
James Martinelli	7,140 shares	5,355 shares	174,805	349,610
Giovanni Barbarossa	7,634 shares	5,725 shares	186,892	373,784

The “June Award”, as discussed above, is targeted in August but is held in reserve until the end of the fiscal year when the Company’s annual financial results can be more accurately determined and compared to the II-VI Performance Index to determine final TDC of our NEOs.

For fiscal year 2015, the CEO June Award at target was $495,000. This amount, together with other elements of compensation, would lead to a payment of CEO TDC at the median of the Comparator Group. Because the Company’s performance ranked between fourth and fifth among the 20-company Comparator Group, performance was judged to be above the median and the June Award was correspondingly adjusted. The June Award for fiscal year 2015 consisted of a combination of restricted stock and cash, as set forth below.

Named Executive Officer	June FY15 Award at Target	June FY15 Award Actual	Cash Portion of June FY15 Award	Restricted Stock Portion of June FY15 Award
Francis J. Kramer	$495,000	$1,602,464	$497,732	$1,104,732
Vincent D. Mattera, Jr	225,099	728,763	225,051	503,712
Mary Jane Raymond	91,355	295,764	91,608	204,156
James Martinelli	149,833	233,232	233,232	—
Giovanni Barbarossa	160,185	485,088	159,899	358,704

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Executive Compensation

Both the PSAs and the equity portion of the June Award for fiscal year 2015 are reflected in the Summary Compensation Table in the column “Equity Awards.” The cash portion of the June Award is reflected in the “Non-Equity Incentive Plan Compensation” column.

Performance Share Awards Earned in Fiscal Year 2015

Each of the Company’s NEOs, other than Ms. Raymond, had a PSA granted in August 2013 under the 2012 Omnibus Plan (the “2013 PSAs”) and for which the 24-month performance period ended on June 30, 2015 (the “2013 Performance Period”). The 2013 PSAs are earned based on two equally important, independently calculated performance components: (i) consolidated revenues and (ii) consolidated cash flow from operations. Payout of the revenue portion of an award is independent from and not contingent upon the payout of the cash flow portion of an award and vice versa. During the 2013 Performance Period, the Company achieved revenues and cash flow from operations as summarized in the table below.

	Targets	Actual Results	Performance Against Target	Payout Percentage of Target
Consolidated Revenues	$1,338 million	$1,427 million	106.7%	117.3%
Consolidated Cash Flow from Operations	$267 million	$225 million	84.2%	60.4%

The Company’s target and actual shares earned under the 2013 PSAs were as follows:

Named Executive Officer	Revenue- Based Awards Target	Overall % of Revenue- Based Award Target	Revenue- Based Awards Earned	Cash Flow Based Awards Target	Overall % of Cash Flow- Based Award Target	Cash Flow- Based Awards Earned	Total 2013 PSAs Earned
Francis J. Kramer	17,040 shares	117.3%	19,987 shares	17,040 shares	60.4%	10,292 shares	30,279 shares
Vincent D. Mattera, Jr.	7,745 shares	117.3%	9,084 shares	7,745 shares	60.4%	4,677 shares	13,761 shares
Mary Jane Raymond(1)	—	—	—	—	—	—	—
James Martinelli	4,265 shares	117.3%	5,002 shares	4,265 shares	60.4%	2,576 shares	7,578 shares
Giovanni Barbarossa	2,440 shares	117.3%	2,862 shares	2,440 shares	60.4%	1,473 shares	4,335 shares
(1)	Ms. Raymond joined the Company in March 2014 and as such did not receive a 2013 PSA.

The number of PSAs earned is determined by the Compensation Committee and is based upon (A) performance against target for the full performance period or (B) performance against the applicable target for each of the four six-month periods comprising the performance period. The calculation (either A or B) that yields the higher percentage versus target determines the number of PSAs earned.

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Executive Compensation

PROCESS FOR SETTING COMPENSATION FOR FISCAL YEAR 2015

COMPENSATION COMMITTEE MATTERS AND SCOPE OF AUTHORITY

The Compensation Committee acts on behalf of the Board of Directors to establish the compensation of executive officers of the Company and provide oversight of the Company’s global compensation philosophy. In determining fiscal year 2015 executive compensation, the Compensation Committee was advised by its independent compensation advisor, Radford. Radford was retained directly by, and reported directly to, the Compensation Committee. Radford performed no other work for the Company nor any work for the members of the Board of Directors other than its advisory services related to director compensation. Radford had no prior relationship with our Chief Executive Officer or with any other executive officer or director.

DEVELOPMENT OF THE COMPARATOR GROUP (AKA PEER GROUP)

To assess market competitiveness, the TDC of each Company NEO is reviewed against executive compensation of our Comparator Group – composed of publicly-traded companies listed below that is evaluated annually by the Compensation Committee and updated as needed.

Our Comparator Group has been constructed by the Compensation Committee with assistance from Radford, and includes companies we compete with for investor capital, talent and market share. Because the Company provides a wide range of products servicing multiple end markets, the Compensation Committee believes that it is important to consider peers with Global Industry Classification Standard (“GICS”) codes that align with the Company’s multiple segments. The Comparator Group for fiscal year 2015 consisted of 20 manufacturing companies with GICS codes that reflect the Company’s multiple lines of business:

•	GICS code 201010 – One company classified as Industrial – Capital Goods – Aerospace and Defense;

•	GICS code 201040 – Four companies classified as Industrial – Capital Goods – Electrical Equipment;

•	GICS code 452010 – One company classified as Communications Equipment;

•	GICS code 452030 – Six companies classified as Information Technology – Technology Hardware and Equipment – Electronic Equipment, Instruments and Components; and

•	GICS code 453010 – Eight companies classified as Information Technology – Semiconductors and Semiconductor Equipment.

Companies in the Comparator Group have annual revenues ranging from $0.3 billion to $1.6 billion, with median revenues of $0.8 billion. In structuring the Comparator Group, the Compensation Committee focuses on (a) industry, (b) total revenue and profitability, (c) market capitalization, (d) annual revenue growth and (e) global footprint. The Comparator Group also has executive officer functions that are generally comparable to ours in terms of complexity and scope of responsibilities. For fiscal year 2015 compensation decisions, the Comparator Group consisted of:

Brooks Automation, Inc.	Franklin Electric Co., Inc.	Polypore International, Inc.
Cabot Microelectronics Corp.	GrafTech International Ltd.	Powell Industries Inc.
Cognex Corporation	HEICO Corporation	Rofin-SinarTechnologies, Inc.
Coherent Inc.	IPG Photonics Corporation	Semtech Corporation
Diodes, Incorporated	MKS Instruments, Inc.	Silicon Laboratories, Inc.
Entegris, Inc.	Microsemi Corporation	Veeco Instruments Inc.
Finisar Corporation	Newport Corp.

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Executive Compensation

For fiscal year 2015, the Company removed Cree, Inc., FEI Company, FLIR Systems, Inc. and OmniVision Technologies, Inc. from the Comparator Group because the market capitalization of these companies was outside the established parameters for the group. These companies were replaced by Brooks Automation, Inc., Diodes, Incorporated, Finisar Corporation, Polypore International, Inc. and Powell Industries, Inc.

The Comparator Group is used for calculation of the II-VI Performance Index. The II-VI Performance Index compares the Company’s revenue growth, EPS growth and return on sales for the preceding one, three and five year periods to the same metrics and periods for the companies in the Comparator Group. As part of this process, more emphasis is placed on recent financial performance by applying a weighting factor of 50% to one-year metrics, 33% to three-year metrics, and 17% to five-year metrics.

A graphical representation of the Company’s overall alignment of pay for performance as compared to the Comparator Group for fiscal year 2015 using the II-VI Performance Index is below. As a reminder, the EPS metric used for fiscal year 2015 compared to fiscal year 2014 is $0.94, which is the adjusted (lower) EPS result for fiscal year 2015 excluding the positive acquisition settlement.

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Executive Compensation

THE COMMITTEE’S PROCESSES

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its desired objectives. Among those are:

•	Meetings. The Compensation Committee meets at least quarterly, or more often as needed. For fiscal year 2015, the Committee met nine times. Agendas are established in advance of the meetings and under the direction of the Compensation Committee Chair.

•	Independent Compensation Advisor. The Compensation Committee engages an independent compensation advisor to assist the Committee in setting executive compensation, and selects an advisor only after evaluating all factors relevant to that advisor’s qualifications and independence from Company management. The Committee’s independent advisor for fiscal year 2015 was Radford.

•	Assessment of Company Performance. The Compensation Committee uses objective measures of Company and Comparator Group performance in establishing total compensation targets. These include TSR, return on sales, earnings growth, revenue growth, operating profit and cash flow from operations.

•	Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including our NEOs. During the course of the year, the Compensation Committee meets with the CEO and the Vice President, Human Resources to review recommendations on changes, if any, in the compensation of each NEO other than the CEO based on individual performance. With respect to the CEO, the Compensation Committee meets with the Vice President, Human Resources to review Comparator Group market data and CEO performance so that the Compensation Committee can recommend TDC targets to the full Board.

•	Target Pay Philosophy. The Compensation Committee considers relevant market pay practices when setting executive compensation. Its goal is to balance market alignment with the Company’s performance and ability to recruit, motivate and retain high caliber talent. Based on the Compensation Committee’s judgment, current market practices, compensation data from the Comparator Group, compensation data from the independent compensation advisor and each employee’s contributions to the Company, the Compensation Committee makes a recommendation to the full Board regarding targeted TDC and actual payouts at year-end for each of our NEOs.

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Executive Compensation

FISCAL YEAR 2015 TIMELINE

The Compensation Committee’s and full Board’s timeline for compensation-setting actions is:

Timing	Action
February 2014	Review and adjust Comparator Group as needed, considering both market changes and other published peer group data.
July – August 2014	Set NEO target pay including all elements of TDC; consider if any elements of TDC require change; set targets for cash and equity incentive plans
September 2014 – March 2015	Review effectiveness of prior year compensation program and recommend changes for future fiscal years
Mid-March 2015	Review an interim comparison of the Company’s expected year end operating results and resulting target compensation with Comparator Group operating results and compensation based on data reported one year after selection of Comparator Group.
April 2015	Prepare preliminary recommendation to determine amount of June Award.
Mid-May 2015	Compensation Committee reviews preliminary recommendation for June Award and presents to Board of Directors; Compensation Committee reviews preliminary executive compensation recommendations for upcoming fiscal year.
June 2015	Board approves final recommendation of June Award.
August 2015	Board approves all other performance-based awards for completed fiscal year; Compensation Committee finalizes compensation program for new fiscal year.

USE OF JUDGMENT

The Compensation Committee believes that the application of its collective experience, related business judgment, and current objective market data provided by its independent compensation advisor significantly contributes to the overall compensation setting process. While market data provides an important tool for analysis and decision-making, the Compensation Committee realizes that these data do not necessarily provide a complete picture of an executive’s performance and contributions to the Company. Consequently, the Compensation Committee also gives serious consideration to an individual’s personal contribution to the Company including his or her individual skill set, qualifications, experience and demonstrated performance. The Company values and seeks to reward performance that develops talent within the Company, embraces the sense of urgency that distinguishes the Company, and demonstrates the qualities of imagination and drive to resolve longer-term challenges or important new issues. These and similar competencies are not easily correlated to typical compensation benchmarking data, but deserve and receive consideration in reaching compensation decisions. The market data provided by our independent compensation advisor provides the Compensation Committee and senior management with the foundation for application of the above principles and the ensuing decisions.

RESULTS OF 2014 SHAREHOLDER ADVISORY VOTE, SHAREHOLDER ENGAGEMENT AND COMPENSATION PROGRAM CHANGES

The shareholders approved the compensation paid to our NEOs in fiscal year 2014, with approximately

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66% of votes cast in favor at our annual meeting held on November 7, 2014.

As a result of the shareholder vote, the Board of Directors directed management to carefully review the vote and engage with our shareholders to understand their views and concerns. This engagement continued our efforts initiated during the prior fiscal year. The voting results, together with the feedback gained from our engagement with numerous shareholders throughout the year regarding the relationship between our NEO compensation and Company performance, were considered by the Compensation Committee and influenced its decisions regarding the fiscal year 2015 compensation strategies. Based on this, certain changes in the compensation program design were undertaken. For example, for fiscal year 2015, the Compensation Committee solidified the practice of the June Award to align the NEO’s targeted pay based on performance and pay relative to the Comparator Group. In addition, the Compensation Committee redesigned the Performance Share Award program to replace the revenue metric with a three year relative TSR metric, relative to the Russell 2000. The Committee continues to believe that revenue growth, earnings growth and cash flow from operations are the underlying drivers of shareholder return, though including an additional explicit metric on total shareholder return drives even sharper clarity on the ultimate focus of our business.

Throughout the 2015 fiscal year, the Company continued to engage with our shareholders to review its improved results and to seek feedback on their views and concerns.

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Executive Compensation

COMPENSATION DECISIONS FOR FISCAL YEAR 2016

On August 15, 2015, the Compensation Committee’s recommendation of the Company’s NEO compensation structure for fiscal year 2016 was approved by the Board, which included adjustments to the NEOs’ base salaries and cash incentive targets, as well as the partial granting of long-term equity based compensation in the form of Stock Options and PSAs. The form of the June Award will be decided in June of 2016. No changes were made to the structure of BIP and GRIP. The Company targets TDC at the market median. As described under “Results of 2014 Shareholder Advisory Vote” in this proxy statement, the Compensation Committee also considered the results of the 2014 shareholder advisory vote on executive compensation in determining the compensation structure for fiscal year 2016.

On August 15, 2015, the following base salary adjustments were approved:

	Fiscal 2015 Salary	Fiscal 2016 Salary
Francis J. Kramer	$666,400	$686,400
Vincent D. Mattera, Jr	412,000	424,400
Mary Jane Raymond	300,000	330,000
Giovanni Barbarossa	319,300	351,200

On August 15, 2015, the Compensation Committee granted Stock Options to the NEOs. These Stock Options were granted with a ten year term and provide for vesting over a five year period, with 20% vesting to occur on each of the first, second, third, fourth and fifth anniversaries. The following table sets forth the values for these awards:

Named Executive Officer	Stock Options Granted	Grant Date Fair Value
Francis J. Kramer	95,970	$856,052
Vincent D. Mattera, Jr	57,580	513,614
Mary Jane Raymond	30,360	270,811
Giovanni Barbarossa	31,360	279,731

On August 15, 2015, the Compensation Committee awarded PSAs that will be earned based on the achievement of specific consolidated cash flow metrics established for the twenty-four month period ending June 30, 2017.

Named Executive Officer	Target Cash Flow Awards	Aggregate Fair Value at Target Payout	Aggregate Fair Value at Maximum Payout
Francis J. Kramer	17,995	$321,031	$642,062
Vincent D. Mattera, Jr	10,800	192,672	385,344
Mary Jane Raymond	5,695	101,599	203,198
Giovanni Barbarossa	5,880	104,899	209,798

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PSAs were also awarded on August 15, 2015 that will be earned based on the achievement of the relative total shareholder return for the thirty-six month period ending June 30, 2018.

Named Executive Officer	Target TSR Awards	Aggregate Fair Value at Target Payout	Aggregate Fair Value at Maximum Payout
Francis J. Kramer	17,995	$321,031	$642,062
Vincent D. Mattera, Jr	10,800	192,672	385,344
Mary Jane Raymond	5,695	101,599	203,198
Giovanni Barbarossa	5,880	104,899	209,798

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COMPENSATION AND RISK

The Company’s compensation programs are designed to motivate and reward our employees and executive officers for their performance and prudent risk-taking during the fiscal year and over the long-term. The Compensation Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take inappropriate risks. Based on these reviews and a review of the Company’s internal controls, the Compensation Committee and management have concluded that such policies and practices are sound and do not encourage executives or other employees to take excessive risks that would be reasonably likely to have a material adverse effect on the Company.

Our compensation programs for our executives and other employees include the following risk mitigation features, which we believe reduce incentives for excessive risk taking and mitigate incentives to maximize short-term results at the expense of long-term value:

•	Balanced Pay Mix: Our compensation program balances the mix of (i) cash and equity-based compensation and (ii) short-term and long-term awards.

•	Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of financial metrics, including, without limitation, return on revenues, earnings growth, revenue growth, cash flow from operations and operating profits.

•	Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against the pre-established performance targets for each award.

•	Caps on Incentive Compensation Arrangements: The TDC of the NEOs is capped by the relative performance of the peer group.

•	Multi-Year Vesting on Long-Term Equity-Based Compensation Awards: Our long-term equity-based awards are subject to multi-year vesting, which requires a long-term commitment on the part of our employees to realize value.

•	Share Ownership Guidelines: These guidelines require our CEO to own Company common stock having a value of at least three times his annual base salary, and our other executive officers to own Company common stock having a value at least equal to their annual base salary. The guidelines have a phase-in period to allow newly hired or promoted executives to acquire the requisite share levels over a period of three years.

•	Clawback Policy: In the event the Company must restate its financial statements due to material non-compliance with any financial reporting requirements (a “Restatement”), any current or former executive officer or other employee of the Company (i) who received incentive compensation based on financial information subject to restatement and (ii) whose gross negligence, fraud or misconduct caused or contributed to the non-compliance resulting in the Restatement, would be required to reimburse the Company for any incentive compensation received in excess of what he or she would have received under the Restatement. In addition, if the Board of Directors in its sole discretion determines that gross negligence, fraud or misconduct by a current or former executive officer or other employee of the Company caused or contributed to the need for the Restatement, then such person would be required to repay the net profits realized by such person from any sales of shares of the Company’s Common Stock received as incentive compensation based on the erroneous financial statements that were subsequently restated.

•	Prohibition on Pledging and Anti-Hedging Policy: To further demonstrate the Company’s commitment to align the interests of our NEOs and directors with those of our shareholders, the Company’s Board of Directors formalized a policy which prohibits hedging or pledging of Company stock by members of our Board and executive officers. At the conclusion of the fiscal year, there were no such arrangements.

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ADDITIONAL INFORMATION

Deferred Compensation. The II-VI Incorporated Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and key employees of the Company to defer receipt of compensation into a trust fund for retirement or other qualified purposes. For a description of the Deferred Compensation Plan and more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Non-Qualified Deferred Compensation Table” and accompanying narrative.

Employees’ Profit Sharing Plan. The II-VI Incorporated Employees’ Profit Sharing Plan (the “Profit Sharing Plan”) covers the Company’s corporate employees who have met established tenure and service requirements. All NEOs participate in the Profit Sharing Plan, other than Ms. Raymond, who becomes eligible to participate in December 2015 (the December following her one-year employment anniversary). The Company makes a matching contribution to the Profit Sharing Plan based upon the employee’s contributions to his or her 401(k) deferred savings and/or Roth 401(k) savings. In addition, the Company may make an additional discretionary performance-based contribution to the Profit Sharing Plan out of the Company’s operating profits as determined by the Compensation Committee. The Company’s contributions to the NEOs’ accounts under the Profit Sharing Plan are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control. The Company’s unvested equity awards vest immediately prior to a change in control, as defined in the applicable incentive plan. Existing equity awards also vest on an accelerated basis in the event of death, disability or retirement, although performance-based awards only vest on a pro-rata basis for the months employed relative to the performance period of the award. In all other circumstances involving a separation from employment or service to the Company, unvested awards are forfeited. These acceleration provisions are provided to reduce distractions that might otherwise arise in a change in control situation and to otherwise provide vesting terms that the Company believes values the employees’

contributions to the Company prior to the event triggering the accelerated vesting. For additional information on change in control payments, please refer to the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement.

Perquisites and Other Benefits. The Company generally does not provide perquisites or personal benefits to its NEOs.

Employment Agreements. Each of our NEOs has an employment agreement with the Company, terminable by either party on prior written notice. A description of these agreements is included beginning on page 51 of this proxy statement.

Tax Considerations. The Compensation Committee considers the impact of the applicable tax laws with respect to executive compensation. In certain circumstances, applicable tax laws impose potential penalties on compensation or result in a loss of deduction to the Company for such compensation. Participation in and compensation paid under our plans, contracts and compensation arrangements may result in the deferral of compensation that is subject to the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 (the “Code”). While the Company intends for its plans, contracts and compensation arrangements to be structured and administered in a manner that complies with the requirements of Section 409A, to the extent that such plans, contracts and compensation arrangements fail to meet certain requirements under Section 409A, compensation earned under those arrangements may be subject to immediate taxation and tax penalties.

With certain exceptions, Section 162(m) of the Code (“Section 162(m)”) limits the deductibility of compensation in excess of $1 million paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation.” The Committee reserves the right to provide both market and performance-based compensation to covered employees. Certain awards, such as stock options and performance share awards, are intended to qualify for deduction

2015 Notice of Meeting and Proxy Statement	41

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under Section 162(m). Other types of awards, such as restricted shares and certain cash incentive awards, however, may not currently qualify for the performance-based exception, and therefore may not be deductible under Section 162(m). In addition, there is no guarantee that an award intended to qualify for the performance-based exception will in fact satisfy the requirements for that exception. Proposal 3 in this proxy statement is intended to definitively satisfy the requirements of Section 162(m) with respect to certain awards of performance-based cash compensation in order for those awards to be considered “qualified performance-based compensation.” While the Committee considers the tax impact of any compensation arrangement, it reserves the right to approve non-deductible compensation that is consistent with the overall pay philosophy of the Company. However, the Compensation Committee does not believe that such loss of deductibility would have a material impact on its results of operations.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)	based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Committee

Joseph J. Corasanti, Chair

Wendy F. DiCicco

Marc Y.E. Pelaez

Peter W. Sognefest

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the five named executive officers for the fiscal years 2015, 2014 and 2013 discussed in this proxy document. Dr. Barbarossa became an NEO during fiscal year 2015. All footnote references and explanatory statements relate to fiscal year 2015 unless otherwise noted.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Francis J. Kramer	2015	$666,400	$1,682,197	$659,908	$1,136,585	$46,775	$4,191,865
Chief Executive Officer	2014	647,000	951,845	880,076	365,590	37,781	2,882,292
	2013	628,000	1,188,000	792,000	267,535	30,973	2,906,508
Vincent D. Mattera, Jr.	2015	$412,000	$766,304	$299,876	$534,044	$36,185	$2,048,409
President and Chief	2014	400,408	419,573	400,087	277,468	32,864	1,530,400
Operating Officer	2013	380,000	676,000	450,000	173,292	29,196	1,708,488
Mary Jane Raymond	2015	$300,000	$310,746	$—	$479,696	$4,628	$1,095,070
Chief Financial Officer and Treasurer	2014	84,333	224,850	224,850	87,500	18,619	640,152
James Martinelli(6)	2015	$310,000	$174,805	$199,707	$404,675	$35,819	$1,125,006
Vice President, Strategic	2014	310,000	230,684	220,237	231,826	32,329	1,025,076
Resources Group	2013	309,375	340,000	226,000	133,329	28,447	1,037,151
Giovanni Barbarossa	2015	$319,300	$545,596	$213,557	$390,412	$35,401	$1,504,266
Chief Technology Officer
(1)	Represents the aggregate grant date fair value of restricted stock and performance shares issued by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The assumptions used by the Company in calculating these amounts are set forth in Note 10 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. For restricted stock, the grant date fair value was computed based upon the closing price of the Company’s Common Stock on the date of grant multiplied by the number of shares awarded. The grant date fair value of the restricted stock awards reported in this column for fiscal year 2015 was as follows: Mr. Kramer, $1,104,732; Dr. Mattera, $503,712; Ms. Raymond, $204,156; and Dr. Barbarossa, $358,704. Mr. Martinelli did not receive a restricted stock award due to his resignation as an executive officer of the Company effective July 1, 2015.
(2)	The grant date fair value of the performance share awards included in this column was calculated based upon the estimate of aggregate compensation expense to be recognized over the service period, which was calculated based upon the number of shares projected to be earned multiplied by the stock price at the date the performance shares were awarded. The grant date fair value of the performance share awards included in this column was calculated based on the probable outcome of the performance conditions, as determined at the grant date (which was target). The grant date fair value of the performance share awards reported in this column for fiscal year 2015 (measured at target) were as follows: Mr. Kramer, $577,465; Dr. Mattera, $262,592; Ms. Raymond, $106,590; Mr. Martinelli, $174,805 and Dr. Barbarossa, $186,892. If these awards were to be paid out at the maximum amount instead of at target, the value of these awards would be as follows: Mr. Kramer, $1,154,930; Dr. Mattera, $525,184; Ms. Raymond, $213,180; Mr. Martinelli, $349,610; and Dr. Barbarossa, $373,784.
(3)	Represents the aggregate grant date fair value of stock option awards issued by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718. Refer to Note 10 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value a named executive officer may realize upon exercise of stock options, if any, will depend on the excess of the price of the underlying stock on the date of exercise over the grant date fair market value. As such, there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. Because Ms. Raymond received a Stock Option award upon her commencement of employment in March 2014, she did not receive an annual grant in fiscal year 2015.
(4)	Amounts reflect the cash incentive awards earned by our NEOs under the BIP, the GRIP and the cash portion of the June Award, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. The cash incentive awards earned by Mr. Kramer, Dr. Mattera, Ms. Raymond, Mr. Martinelli and Dr. Barbarossa under the BIP for fiscal year 2015 were $93,962, $58,092, $11,687, $43,710 and $45,021, respectively. The cash incentive awards earned by Mr. Kramer, Dr. Mattera, Ms. Raymond, Mr. Martinelli and Dr. Barbarossa under the GRIP for fiscal year 2015 were $544,891, $250,901, $376,401, $127,732 and $185,492, respectively. The cash incentive awards earned by Mr. Kramer, Dr. Mattera, Ms. Raymond, Mr. Martinelli and Dr. Barbarossa under the cash portion of the June Award for fiscal year 2015 were $497,732, $225,051, $91,608, $233,232 and $159,899, respectively.
(5)	Amounts reflect premiums paid for life and disability insurance and the Company’s contributions under the Company’s Profit Sharing Plan, which is qualified under Section 401 of the Code. Profit sharing contributions made by the Company on behalf of each NEO other than Ms. Raymond for fiscal year 2015 were $24,128. 401(k) matching contributions made by the Company on behalf of Mr. Kramer, Dr. Mattera, Ms. Raymond, Mr. Martinelli and Dr. Barbarossa for fiscal year 2015 were $8,757, $8,445, $2,450, $8,750 and $10,025, respectively. Ms. Raymond became eligible to participate in the Company’s 401(k) matching program in March 2015 upon her one-year employment anniversary and will become eligible to receive profit sharing contributions beginning in December 2015 (the December following her one-year employment anniversary).
(6)	Mr. Martinelli stepped down as Vice President, Strategic Resources Group, effective July 1, 2015.

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GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2015

The following table sets forth each annual non-equity cash incentive award and long-term equity-based award granted by the Company to the NEOs in fiscal year 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Francis J. Kramer	—	$—	$572,086	(i)	$1,344,715	(i)	—	—	—	—	—	$—	$—
	—	$—	$111,289	(ii)	$166,934	(ii)	—	—	—	—	—	$—	$—
	8/15/2014	$—	—		—		20,639	41,277	82,554	—	—	$—	$577,465
	8/15/2014	$—	—		—		—	—	—	—	94,340	$13.99	$659,908
	6/18/2015	$—	—		—		—	—	—	57,900		$19.08	$1,104,732
Vincent D. Mattera, Jr.	—	$—	$269,071	(i)	$591,678	(i)	—	—	—	—	—	$—	$—
	—	$—	$68,804	(ii)	$103,206	(ii)	—	—	—	—	—	$—	$—
	8/15/2014	$—	—		—		9,386	18,772	37,544	—	—	$—	$262,592
	8/15/2014	$—	—		—		—	—	—	—	42,890	$13.99	$299,876
	6/18/2015	$—	—		—		—	—	—	26,400		$19.08	$503,712
Mary Jane Raymond	—	$—	$386,097	(i)	$849,743	(i)	—	—	—	—	—	$—	$—
			$13,903	(ii)	$20,855	(ii)						$—	$—
	8/15/2014	$—	—		—		3,810	7,619	15,238	—	—	$13.99	$106,590
	6/18/2015	$—	—		—		—	—	—	10,700	—	$19.08	$204,156
James Martinelli	—	$—	$137,330	(i)	$302,825	(i)	—	—	—	—	—	$—	$—
	—	$—	$51,770	(ii)	$77,655	(ii)	—	—	—	—	—	$—	$—
	8/15/2014	$—	—		—		6,248	12,495	24,990	—	—	$—	$174,805
	8/15/2014	$—	—		—		—	—	—	—	28,550	$13.99	$199,707
Giovanni Barbarossa	—	$—	$161,262	(i)	$355,155	(i)	—	—	—	—	—	$—	$—
	—	$—	$53,323	(ii)	$79,985	(ii)	—	—	—	—	—	$—	$—
	8/15/2014	$—	—		—		6,680	13,359	26,518	—	—	$—	$186,892
	8/15/2014	$—	—		—		—	—	—	—	30,530	$13.99	$213,557
	6/18/2015	$—	—		—		—	—	—	30,530		$19.08	$358,704
(1)	These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2015 under the GRIP and the BIP assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying such awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this proxy statement. The aggregate amounts actually paid to our NEOs under these plans for fiscal year 2015 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation” and additional details regarding the specific payouts under each of the various plans are provided in the footnotes thereto.
(2)	These columns show the range of payouts of performance share awards granted to our NEOs in fiscal year 2015 under the 2012 Omnibus Plan if threshold, target or maximum goals are achieved. See “Equity Incentives – Performance Share Awards” on page 28 for additional information regarding our performance share awards.
(3)	This column shows the number of shares underlying restricted stock awards granted to our NEOs in fiscal year 2015 under the 2012 Omnibus Plan. These awards are subject to a three-year cliff-vesting schedule.
(4)	This column shows the number of shares underlying Stock Options granted to our NEOs in fiscal year 2015 under the 2012 Omnibus Plan. Options vest over a five year period, with 20% vesting to occur on each of the first, second, third, fourth and fifth anniversaries of the grant date.
(5)	This column shows the exercise price for the Stock Options granted to our NEOs in fiscal year 2015, which is equal to the closing market price of our Common Stock on the grant date.
(6)	This column shows the full grant date fair value of the equity awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. The performance share awards’ grant date fair value is based on a value of $13.99 per share, which was the closing price of our Common Stock on the grant date multiplied by the number of shares underlying the award at the target level. The restricted stock awards’ grant date fair value is based on a value of $19.08 per share, which was the closing price of our Common Stock on the grant date multiplied by the number of shares underlying the award. Refer to Note 10 to the Company’s Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2015 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

This table summarizes the outstanding long-term equity-based awards held by our NEOs as of June 30, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Francis J. Kramer					—	—	41,277	$783,437
					109,780	$2,083,624	—	—
	18,000	—	$10.37	8/12/2016	—	—	—	—
	8,300	—	$10.54	8/31/2016	—	—	—	—
	35,200	—	$13.89	8/11/2017	—	—	—	—
	41,850	—	$23.50	8/16/2018	—	—	—	—
	68,200	—	$12.08	8/15/2019	—	—	—	—
	61,380	—	$16.86	8/21/2020	—	—	—	—
	108,070	—	$17.53	8/20/2021	—	—	—	—
	83,680	—	$18.93	8/18/2022	—	—	—	—
	18,174	72,696	$19.37	8/17/2023	—	—	—	—
	—	94,380	$13.99	8/16/2024	—	—	—	—
Vincent D. Mattera, Jr.					—	—	18,772	$356,293
					52,630	$998,917	—	—
	12,000	—	$8.80	9/19/2015	—	—	—	—
	12,000	—	$10.37	8/12/2016	—	—	—	—
	7,000	—	$13.89	8/11/2017	—	—	—	—
	8,000	—	$18.35	5/3/2018	—	—	—	—
	9,450	—	$23.50	8/16/2018	—	—	—	—
	15,800	—	$12.08	8/15/2019	—	—	—	—
	29,000	—	$13.17	2/21/2020	—	—	—	—
	14,480	3,620	$16.86	8/21/2020	—	—	—	—
	41,760	27,840	$17.53	8/20/2021	—	—	—	—
	19,020	28,530	$18.93	8/18/2022	—	—	—	—
	8,262	33,048	$19.37	8/17/2023	—	—	—	—
	—	42,890	$13.99	8/16/2024	—	—	—	—
Mary Jane Raymond					—	—	7,619	$144,609
					25,700	$487,786	—	—
	6,000	24,000	$14.99	3/20/2024	—	—	—	—
James Martinelli					—	—	12,495	$237,155
					13,570	$257,559	—	—
	12,000	—	$8.80	9/19/2015	—	—	—	—
	6,000	—	$10.37	8/12/2016	—	—	—	—
	7,000	—	$13.89	8/11/2017	—	—	—	—
	20,000	—	$18.35	5/3/2018	—	—	—	—
	9,450	—	$23.50	8/16/2018	—	—	—	—
	15,800	—	$12.08	8/15/2019	—	—	—	—
	12,384	3,096	$16.86	8/21/2020	—	—	—	—
	3,200	800	$25.90	2/12/2021	—	—	—	—
	9,480	14,220	$17.53	8/20/2021	—	—	—	—
	9,560	14,340	$18.93	8/18/2022	—	—	—	—
	4,548	18,192	$19.37	8/17/2023	—	—	—	—
	—	28,550	$13.99	8/16/2024	—	—	—	—
Giovanni Barbarossa					—	—	13,359	$253,554
					24,300	$461,214	—	—
	2,800	4,200	$16.45	11/2/2022	—	—	—	—
	2,602	10,408	$13.01	8/17/2023	—	—	—	—
	—	30,530	$13.99	8/16/2024	—	—	—	—

46	2015 Notice of Meeting and Proxy Statement

Executive Compensation

(1)	This column shows the number of shares underlying stock options outstanding as of June 30, 2015. These options vest over a five year period, with 20% vesting occurring on each of the first, second, third, fourth and fifth anniversaries of the grant date.
(2)	This column shows the number of restricted shares outstanding as of June 30, 2015. These awards are subject to our standard three-year cliff-vesting schedule and will vest as set forth in the following table:

Name	Shares Vesting in August 2015	Shares Vesting in November 2015	Shares Vesting in March 2017	Shares Vesting in June 2017	Shares Vesting in June 2018	Total Unvested Shares
Francis J. Kramer	31,380	—	—	20,500	57,900	109,780
Vincent D. Mattera, Jr	17,830	—	—	8,400	26,400	52,630
Mary Jane Raymond	—	—	15,000	—	10,700	25,700
James Martinelli	8,970	—	—	4,600	—	13,570
Giovanni Barbarossa	—	3,500	—	2,000	18,800	24,300

(3)	These values are based on the closing market price of the Company’s Common Stock on June 30, 2015 of $18.98 per share.
(4)	This column shows the number of unvested performance shares outstanding as of June 30, 2015, and consists of shares underlying the 2015 Cash Flow Performance Awards and 2015 TSR Performance Awards. The number of shares included for these awards are based on achieving performance goals at the target level.

2015 Notice of Meeting and Proxy Statement	47

Executive Compensation

OPTION EXERCISES AND STOCK VESTED

IN FISCAL YEAR 2015

The following table provides information related to (1) stock options exercised by our NEOs in fiscal year 2015, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock awards and performance share awards in fiscal year 2015 and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)(3)
Francis J. Kramer	50,000	$363,441	65,788	$934,015
Vincent D. Mattera, Jr	24,000	184,827	40,452	573,624
Mary Jane Raymond	—	—	—	—
James Martinelli	12,000	106,860	16,108	229,250
Giovanni Barbarossa	—	—	—	—
(1)	The value realized upon exercise of this option award represents the difference between the market price of the underlying stock at exercise and the exercise price of the option multiplied by the number of shares underlying the option exercised.
(2)	Includes 40,528 shares, 26,100 shares, and 8,888 shares underlying RSAs granted in 2012 held by Mr. Kramer, Dr. Mattera, Mr. Martinelli, respectively. Includes 25,260 shares, 14,352 shares, and 7,220 shares acquired by Mr. Kramer, Dr. Mattera and Mr. Martinelli, respectively, upon the vesting of the 2012 Performance Awards.
(3)	The value realized upon vesting of RSAs represents the closing stock price of $13.99 per share on August 15, 2014 (the closing stock price on the day prior to the vesting date) multiplied by the number of shares acquired upon vesting. The value realized upon vesting of the 2012 Performance Awards represents the closing stock price of $14.53 per share on August 19, 2014 (the closing stock price on the day prior to the vesting date) multiplied by the number of shares acquired upon vesting.

48	2015 Notice of Meeting and Proxy Statement

Executive Compensation

NON-QUALIFIED DEFERRED COMPENSATION

FISCAL YEAR 2015

This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended 2015.

Name	Executive Contributions in FY2015 ($)	Registrant Contributions in FY2014	Aggregate Earnings (Loss) in FY2015 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 30, 2015 ($)(2)
Francis J. Kramer	$581,577	$—	$1,188,987	$—	$6,762,575
Vincent D. Mattera, Jr	—	—	153,774	—	1,095,056
Mary Jane Raymond	—	—	—	—	—
James Martinelli	277,595	—	493,084	—	2,848,719
Giovanni Barbarossa	—	—	—	—	—
(1)	Aggregate earnings include interest, dividends, capital gains (losses) and unrealized appreciation (depreciation) in the individual investments. The Deferred Compensation Plan is administered by a third party and provides for investment options similar to those under the Profit Sharing Plan with the exception that amounts under the Deferred Compensation Plan may be invested in the Company’s Common Stock. Amounts that are deferred into the Company’s Common Stock must remain invested in the Company’s Common Stock and must be paid out in shares of Company’s Common Stock upon a qualifying distribution event.
(2)	All amounts shown in this column were reported in the Summary Compensation Table for previous fiscal years, other than earnings and other than the difference between the actual value of performance share awards at payout and the fair value of performance share awards as reported for the year in which such awards were granted.

The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and other employees beyond what is available through the II-VI Incorporated Employees’ Profit Sharing Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, as it is currently implemented by the Company, eligible participants can elect to defer up to 100% of certain performance-based cash incentive compensation and certain equity awards into an account that will be credited with earnings at the same rate as one or more investments chosen by the participant. The Company may make matching contributions and discretionary contributions to the Deferred Compensation Plan, but did not make any such contributions in fiscal year 2015. All assets in the Deferred Compensation Plan are subject to claims of the Company’s creditors until such amounts are paid to participants. Participants are eligible to receive distributions from the Deferred Compensation Plan upon a separation from service (as defined in the Deferred Compensation Plan) and may also receive in-service distributions in certain scenarios and may elect to receive payments in a lump sum or in annual installments over a specified term of years.

2015 Notice of Meeting and Proxy Statement	49

Executive Compensation

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock subject to our equity compensation plans that were in effect as of June 30, 2015.

As of June 30, 2015	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (Excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,872,269	(1)	$16.54	(2)	3,502,571
Equity compensation plans not approved by security holders	—		—		—

Total	4,872,269		$16.54		3,502,571
(1)	Represents outstanding awards pursuant to the 2012 Omnibus Plan and its predecessor plans and includes both vested and unvested stock options, as well as 307,445 outstanding performance share awards at target level of performance. Amount does not include 791,010 shares underlying restricted stock awards.
(2)	Does not take into account outstanding performance share awards.

50	2015 Notice of Meeting and Proxy Statement

Executive Compensation

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND EMPLOYMENT TERMINATION

EQUITY AWARDS

Pursuant to the terms of the 2012 Omnibus Plan, the Company’s stock option, performance share and restricted share awards accelerate and vest in their entirety immediately prior to a change in control. Stock options accelerate and vest in their entirety in the event of death or disability, and continue to vest as set forth in the applicable award upon retirement, as defined in the agreement. Performance share and restricted stock awards accelerate and vest in their entirety in the event of death disability or retirement, although performance awards only vest on a pro-rata basis for the months employed relative to the performance period. In all other circumstances, the awards terminate upon termination of service.

The following table sets forth for each of the NEOs the dollar amount that such NEO would have been entitled to receive as a result of the acceleration of vesting of unvested stock options, performance shares and restricted stock caused by (i) a change in control of the Company and (ii) the death, disability or retirement of the NEO, assuming the triggering event occurred on June 30, 2015. The values shown are calculated based on the closing price of the Company’s Common Stock on June 30, 2015 of $18.98 per share and, for stock options, are calculated based on the difference between the exercise price of the unvested options and $18.98. These benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any amounts actually paid or distributed may be different.

Named Executive Officer	Acceleration of Unvested Stock Options, Performance Shares and Restricted Stock Upon Change in Control ($)	Acceleration of Unvested Stock Options, Performance Shares and Restricted Stock Upon Death, Disability or Retirement ($)
Francis J. Kramer	$2,554,581	$3,338,018
Vincent D. Mattera, Jr	1,190,869	1,547,161
Mary Jane Raymond	583,546	728,155
James Martinelli	427,938	665,093
Giovanni Barbarossa	686,320	939,874

EMPLOYMENT AGREEMENTS – NAMED EXECUTIVE OFFICERS

The following is an overview of the employment agreements the Company has entered into with its NEOs along with common definitions and terms applicable to those employment agreements.

Named Executive Officer	Employment Agreement Date
Francis J. Kramer	September 19, 2008
Vincent D. Mattera, Jr	September 19, 2008
Mary Jane Raymond	March 20, 2014
James Martinelli	September 19, 2008
Giovanni Barbarossa	October 3, 2012

2015 Notice of Meeting and Proxy Statement	51

Executive Compensation

COMMON DEFINITIONS AND TERMS USED IN OUR NEO EMPLOYMENT AGREEMENTS

The following definitions and terms are used in all of the NEO employment agreements:

•	“Cause” means a determination by our Board of Directors, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his or her duties and responsibilities with us under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to us; (iii) the conviction of an NEO, or a plea of “guilty” or “no contest” to a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, non-competition or non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense.

•	“Change in Control” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a transaction have less than a majority of the voting power over the Company or the entity owning or controlling the Company or (B) individuals who comprise our Board of Directors immediately prior to such transactions cease to be at least a majority of the Board of Directors of the Company or of an entity controlling the Company; or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us or to a partnership, firm, entity or individuals not so controlled; or (iii) a majority of the members of our Board of Directors consists of persons who were not nominated for election by or on behalf of our Board of Directors or with their concurrence; or (iv) a single person, or group of persons, obtains voting control over a majority of our outstanding shares; provided, however, that a change in control will not have occurred as a result of any transaction in which Dr. Carl Johnson, and/or his affiliates, including the II-VI Foundation, directly or indirectly, acquire more than a majority of our assets or stock or of an entity controlling us.

•	“Good Reason” means, without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s eligibility for total direct compensation; (iii) a material increase in the amount of the NEO’s business travel which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits provided to the NEO with the result of overall benefits to such NEO being significantly reduced; or (v) the relocation of the NEO to a facility or a location more than 50 miles from the Saxonburg, Pennsylvania facility.

EMPLOYMENT AGREEMENT – MR. KRAMER

Mr. Kramer’s employment agreement provides for an annual base salary to be determined in the discretion of the Company, with the potential to earn cash bonuses and other bonuses in the discretion of the Company. The agreement also provides Mr. Kramer with other benefits which are routinely provided to the employees of the Company, including participation in the 2012 Omnibus Plan.

If Mr. Kramer’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs and bonuses that would have been paid to him for the full year had he remained employed by the Company. Any such payments shall be made not later than the 15th day of the third month following the Company’s fiscal year in which Mr. Kramer dies or becomes totally disabled. In the event that Mr. Kramer terminates employment other than for Good Reason, he will receive accrued salary and bonuses on a pro-rata basis to the date of termination.

If the Company terminates Mr. Kramer’s employment without Cause or if Mr. Kramer terminates employment for Good Reason, except when such termination is coincident with or within

52	2015 Notice of Meeting and Proxy Statement

Executive Compensation

an 18 month period following the occurrence of a Change in Control, after Mr. Kramer’s execution of a release, the Company will pay him severance of two times his Average Annual Income. Average Annual Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three fiscal years divided by three. The severance will be paid no later than 60 days after the date of termination (following the expiration of any applicable revocation periods set forth in the release). The Company also will pay the premiums for Mr. Kramer’s health insurance coverage for a period of up to 18 months and also will pay, no later than 60 days after the date of termination, a lump sum cash payment of $15,000 in order to cover the cost of his post-termination benefit coverage and expenses associated with his seeking another employment position. If Mr. Kramer’s employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the 18 month period following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash incentive awards for the preceding five fiscal years divided by five. The severance will be paid in a lump sum, no later than 60 days after the date of termination. The Company will also pay the premiums for Mr. Kramer’s health insurance coverage for a period of up to 18 months and shall also pay, no later than 60 days after the date of termination, a lump sum cash payment of $40,000 in order to cover the cost of his post-termination benefit coverage and expenses associated with his seeking another employment position.

If the Company determines that any part of the compensation to be paid to Mr. Kramer would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times his base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount. Mr. Kramer would not receive a tax gross-up if severance compensation paid in connection with a change in control transaction might be considered a “parachute payment” under Section 280G of the Code.

In addition to the termination payment described above, the Company has also agreed to provide Mr. Kramer with life insurance coverage in an amount equal to two times his annual base salary.

Mr. Kramer is subject to restrictions regarding assignment of inventions, confidentiality, and two-year non-solicitation and non-competition covenants that survive the termination of his employment. If he engages in activities that violate these covenants, he will have no right to any unpaid severance benefits.

The following table summarizes the estimated severance payments that Mr. Kramer would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2015 under any of the circumstances described below. These amounts are in addition to any value he might receive in connection with outstanding equity awards, which are separately addressed on page 51.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$2,474,073	$3,822,282
Health Benefits	—	—	19,692	19,692
Life Insurance	—	—	3,800	3,800
Post-termination Benefits	—	—	15,000	40,000

Total	$—	$—	$2,512,565	$3,885,774

2015 Notice of Meeting and Proxy Statement	53

Executive Compensation

EMPLOYMENT AGREEMENTS – DR. MATTERA, MS. RAYMOND, MR. MARTINELLI AND DR. BARBAROSSA

The Company has entered into employment agreements with Dr. Mattera, Ms. Raymond, Mr. Martinelli, and Dr. Barbarossa which provide for an annual base salary and the potential to earn cash bonuses and other bonuses in the discretion of the Company. The agreements also provide each of these NEOs with other benefits that are routinely provided to the employees of the Company including participation in the 2012 Omnibus Plan and bonus plans.

If the employment of any of these NEOs is terminated by the Company without Cause, except when such termination is coincident with or within an 18 month period following the occurrence of a Change in Control, after such NEO’s execution of a release, the Company will pay to the NEO severance of up to nine times the monthly salary which the NEO is receiving at the time of separation. For Dr. Mattera, Ms. Raymond and Dr. Barbarossa, the actual amount of severance payable in this instance depends on his or her term of service with the Company at the time of termination. The severance will be paid no later than 60 days after the date of termination. The Company also will pay the premiums for such NEO’s health insurance coverage for a period of up to nine months.

If the employment of Dr. Mattera or Mr. Martinelli is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the 18 month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to him severance in an amount equal to 2.99 multiplied by Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash incentive awards for the preceding five fiscal years divided by five. The severance will be paid in a lump sum, no later than 60 days after the date of termination. The Company will pay the premiums for such NEO’s health insurance coverage for a period of up to 18 months and shall also pay, no later than 60 days after the date of termination, a lump sum cash payment of $20,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If the employment of Ms. Raymond or Dr. Barbarossa is terminated by the Company without Cause or by him or her with Good Reason, and such termination is coincident with or within the 18 month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to him or her severance in an amount equal to one-half of his or her Average Annual Base Salary for each year of service he or she has with the Company as of the date of termination. Average Annual Base Salary for this calculation is his or her annual base pay for the preceding five fiscal years divided by. The severance will be paid in a lump sum, no later than 60 days after the date of termination. The Company will pay the premiums for such NEO’s health insurance coverage for a period of up to 18 months and shall also pay, no later than 60 days after the date of termination, a lump sum cash payment of $1,000 in order to cover expenses associated with seeking another employment position.

If the Company determines that any of the compensation to be paid to any of these NEOs would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times their base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his or her base amount. None of these NEOs would receive a tax gross-up if severance compensation paid in connection with a change in control transaction might be considered a “parachute payment” under Section 280G of the Code.

Each of these NEOs is subject to restrictions regarding assignment of inventions, confidentiality, and two-year non-solicitation and non-competition covenants that survive the termination of employment. If he or she engages in activities that violate these covenants, he or she will have no right to any unpaid severance benefits.

54	2015 Notice of Meeting and Proxy Statement

Executive Compensation

The following tables summarize the estimated severance payments that Dr. Mattera, Ms. Raymond, Mr. Martinelli and Mr. Barbarossa would have been entitled to receive assuming that a termination of their employment occurred as of June 30, 2015 under any of the circumstances described below. These amounts are in addition to any value he or she might receive in connection with outstanding equity awards, which are separately addressed on page 51.

VINCENT D. MATTERA, JR.

Payments	Termination For Death or Disability	Termination With Cause	Termination Without Cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$309,000	$2,035,863
Health Benefits	—	—	9,846	19,692
Post-termination benefits	—	—	—	20,000

Total	$—	$—	$318,846	$2,075,555

MARY JANE RAYMOND

Payments	Termination For Death or Disability	Termination With Cause	Termination Without Cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$225,000	$697,983
Health Benefits	—	—	3,717	7,434
Post-termination benefits	—	—	—	20,000

Total	$—	$—	$228,717	$725,417

JAMES MARTINELLI

Payments	Termination For Death or Disability	Termination With Cause	Termination Without Cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$232,500	$1,570,478
Health Benefits	—	—	8,775	22,410
Post-termination benefits	—	—	—	20,000

Total	$—	$—	$243,705	$1,612,888

GIOVANNI BARBAROSSA

Payments	Termination For Death or Disability	Termination With Cause	Termination Without Cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$239,475	$841,277
Health Benefits(1)	—	—	—	—
Post-termination benefits	—	—	—	20,000

Total	$—	$—	$239,475	$861,277
(1)	Dr. Barbarossa did not participate in the Company’s health benefits programs as of June 30, 2015.

2015 Notice of Meeting and Proxy Statement	55

ADVISORY VOTE TO APPROVE THE COMPANY’S 2015 NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 2)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of our NEOs for fiscal year 2015, as disclosed in this proxy statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2015 as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section of this proxy statement, the Summary Compensation Table and the related compensation tables and narrative following the Compensation Discussion and Analysis section. At the Company’s 2011 Annual Meeting of Shareholders, shareholders voted to hold an annual advisory vote to approve executive compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Tying executive pay to Company and individual performance

•	Supporting our annual and long-term business strategies

•	Attracting and retaining talented senior executives

•	Mitigating risk

•	Aligning executives’ interests with those of our shareholders

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and the related compensation tables and narrative following the Compensation Discussion and Analysis section of this proxy statement. This information provides detailed information regarding our executive compensation program, policies and processes, as well as the compensation paid to our NEOs. As has been our practice, the Company will continue to entertain investor questions during various meetings occurring throughout the year.

The Board of Directors requests that shareholders vote to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of II-VI Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this proxy statement for the Company’s 2015 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S 2015 NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

56	2015 Notice of Meeting and Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2015, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each member of the Audit Committee is an “Independent Director” as defined under the NASDAQ Rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s annual report, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under Generally Accepted Accounting Principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley

Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the fiscal year ended June 30, 2015, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board (PCAOB) relating to communication with audit committees.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Audit Committee

Wendy F. DiCicco, Chair

Joseph J. Corasanti

Thomas E. Mistler

2015 Notice of Meeting and Proxy Statement	57

APPROVAL OF THE II-VI INCORPORATED SECOND AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN (PROPOSAL 3)

General

The Company’s current 2012 Omnibus Plan was adopted by the Company’s shareholders at the 2012 Annual Meeting on November 2, 2012 and an amendment and restatement of the 2012 Omnibus Plan was approved by the Company’s shareholders at the 2014 Annual Meeting on November 7, 2014. The 2012 Omnibus Plan allows for the grant of stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares and/or performance units by the Company.

On August 15, 2015, on the recommendation of the Compensation Committee, the Company’s Board of Directors unanimously adopted, subject to approval of the shareholders of the Company, further amending the 2012 Omnibus Plan to provide for awards of performance-based cash incentive compensation under the 2012 Omnibus Plan. The shareholders are being asked to vote on this Proposal 3 to approve the second amended and restated version of the 2012 Omnibus Plan (the “Second Amended 2012 Plan”). The proposed addition of performance-based cash incentive awards, technical revisions relating to Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and clarifications of certain applicable annual limits on award amounts, are the only changes being proposed to the 2012 Omnibus Plan.

If our shareholders approve this Proposal, the Second Amended 2012 Plan will become effective following our Annual Meeting. If our shareholders do not approve this Proposal, the 2012 Omnibus Plan will remain in place, only giving effect to the amendments previously approved by our shareholders.

Request for Shareholder Approval

Approval by the shareholders of the Second Amended 2012 Plan allows the Company to have a single plan designed to encompass all elements of performance-based compensation, including cash incentive compensation. Further, given the emphasis that the Company places on performance-based compensation, the Company seeks to ensure full disclosure to our shareholders of all of the key elements of our performance-based compensation so that it can continue to pay compensation under the Second Amended 2012 Plan that may qualify as “performance based” as defined in Section 162(m) and therefore not subject to the $1,000,000 deduction limitation imposed by Section 162(m).

The affirmative vote of a majority of the total issued and outstanding shares of Common Stock that are present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the Second Amended 2012 Plan. Shareholders are requested in this Proposal 3 to approve the Second Amended 2012 Plan in substantially the form attached hereto as Appendix A. If shareholders do not approve this Proposal 3, the existing terms and conditions of the 2012 Omnibus Plan will continue in effect, but the amendment described above will not be effective and the Company may not be able to treat certain cash incentive compensation as qualified performance based compensation under Section 162(m).

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE SECOND AMENDED AND RESTATED II-VI INCORPORATED 2012 OMNIBUS INCENTIVE PLAN.

58	2015 Notice of Meeting and Proxy Statement

Proposal 3

Summary of Key Provisions

The following is a summary of key provisions of the Second Amended 2012 Plan, as it would become effective if the shareholders approve this Proposal 3. Except as expressly noted below, this summary reflects the terms and provisions of the current 2012 Omnibus Plan, which will remain unchanged in the Second Amended 2012 Plan. This summary does not purport to be a complete statement of the Second Amended 2012 Plan and is qualified in its entirety by reference to the full text of the Second Amended and Restated II-VI Incorporated 2012 Omnibus Plan, a copy of which is attached hereto as Appendix A. Any shareholder of the Company may obtain a copy of the Second Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan by sending a written request to the Company’s Secretary as described in this proxy statement.

New Provisions Under the Second Amended 2012 Plan

Awards Available. Awards under the Second Amended 2012 Plan may include cash-based awards, in addition to the various equity awards (stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares, performance units) previously available, in any combination thereof.

Cash Incentive Awards. Awards of cash will provide to the participant the opportunity to earn a future payment tied to the level of achievement of one or more specified performance objectives over a specified performance period. If, by the end of the performance period, the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the cash incentive award (at or above the target level based on actual performance, as determined in accordance with a pre-determined formula). If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the cash payment in accordance with a pre-determined formula. The pre-determined formula may set threshold, target and maximum amounts payable. To the extent earned, the cash award will be paid to the participant at the time and in the manner determined by the Plan Administrator. No participant may receive an annual cash award for more than $5,000,000 in any fiscal year.

Equity Awards. In addition to the cash incentive awards discussed above, equity awards may continue to be awarded under the Second Amended 2012 Plan in the form of stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares or performance units, in any combination thereof. The maximum number of shares as to which awards may be granted under the Second Amended 2012 Plan remains at 4,900,000 shares of Common Stock. In addition, shares forfeited under the Company’s prior 2009 Omnibus Plan may be added to the total share availability under the Second Amended 2012 Plan. This reserved share amount, as amended, is subject to adjustments by the Plan Administrator as provided in the Second Amended 2012 Plan for stock splits, stock dividends, recapitalization and other similar transactions or events. Shares of Common Stock issued under the Second Amended 2012 Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company.

Stock options entitle the optionee to purchase shares of Common Stock of the Company at a price equal to or greater than the fair market value per share on the date of grant. Stock appreciation rights represent the right to receive an amount, determined by the Plan Administrator and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s Common Stock on the date the rights are exercised. No stock option or stock appreciation right may be exercised more than 10 years from the date of grant, and no participant may receive stock options or stock appreciation rights for more than 300,000 shares in any one calendar year.

An award of restricted shares involves the immediate transfer by the Company to a participant of a specific number of shares of Common Stock which are subject to forfeiture and transfer restrictions. An award of restricted share units represents the right to receive either (as the Plan Administrator determines) a specific number of shares of Common Stock or cash or other consideration equal to the fair market value of a share of Common Stock in the future upon the passage of time or

2015 Notice of Meeting and Proxy Statement	59

Proposal 3

satisfaction of other conditions. The Plan Administrator may, in its sole discretion, also grant dividend equivalents to restricted share unit recipients, which may either be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock. With respect to awards intended to be qualified performance-based compensation, no participant may receive restricted shares or restricted share units (denominated in Shares) for more than 100,000 Shares in any one fiscal year or restricted share units (denominated in cash) for more than $2,000,000 in any one fiscal year.

An award of deferred shares represents the right to receive a specific number of shares of Common Stock at the end of a specified deferral period.

A performance share is a bookkeeping entry that records the equivalent of one share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00, and in each case whereby award of the underlying security is conditioned upon the satisfaction of one or more performance criteria. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Plan Administrator. With respect to awards intended to be qualified performance-based compensation, no participant may receive performance shares for more than 100,000 Shares (if denominated in Shares) or $2,000,000 (if denominated in cash), or performance units for more than 100,000 Shares (if denominated in Shares) or $2,000,000 (if denominated in cash), in any one fiscal year.

Existing Provisions Under the 2012 Omnibus Plan That Remain Unchanged

Administration. The Second Amended 2012 Plan is administered by the Compensation Committee or its successor (the “Plan Administrator”), provided that the Board of Directors may at any time act as the administrator of the Second Amended 2012 Plan. Subject to the terms of the Second Amended 2012 Plan and applicable law, the Plan Administrator has full power and discretionary authority to decide all matters relating to the administration and interpretation of the Second Amended 2012 Plan, including without limitation the authority to make determinations with respect to the

persons who shall be granted awards under the Second Amended 2012 Plan, as well as the amount, timing and conditions of such awards.

Delegation. Except to the extent prohibited by applicable law or regulation, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time. The Compensation Committee may also, except to the extent prohibited by applicable law or regulation, delegate all or any portion of its ministerial responsibilities under the Second Amended 2012 Plan to any person or persons selected by it, and may revoke such delegation at any time and may, with respect to participants whom the Compensation Committee determines are not likely to be subject to Section 162(m), delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company, provided that the Committee must have fixed the total number of shares subject to such awards.

Eligibility. Employees of the Company and its subsidiaries, nonemployee directors and consultants may be selected by the Plan Administrator to receive awards under the Second Amended 2012 Plan. The benefits or amounts that may be received by or allocated to participants under the Second Amended 2012 Plan will be determined at the discretion of the Plan Administrator.

Performance Objectives. The Second Amended 2012 Plan provides that grants of awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross revenue, gross margin return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating profit (including “Bonus Operating Profit”), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total

60	2015 Notice of Meeting and Proxy Statement

Proposal 3

shareholder return, market share, earnings measure/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. If the Plan Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the performance objectives unsuitable, the Plan Administrator may modify upward or downward the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Plan Administrator deems appropriate and equitable; provided, however, that (i) no such adjustment may be authorized to the extent that such authority would be inconsistent with the Second Amended 2012 Plan or any award meeting the requirements (or an applicable exception thereto) of Section 162(m), Section 409A or other applicable statutory provision; and (ii) in the case of a Qualified Performance-Based Award (as defined in the Second Amended 2012 Plan), the Plan Administrator shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Transferability. No awards granted under the Second Amended 2012 Plan or any right thereto are assignable or transferable by a participant except by will or by the laws of descent and distribution. Any options or stock appreciation rights issued under the Second Amended 2012 Plan are exercisable only during the participant’s lifetime, by the recipient only or, in the event of such person’s legal incapacity, by such person’s guardian or legal representative acting in a fiduciary capacity on behalf of such person under state law.

Deferred Payment of Awards. The Plan Administrator may permit participants to elect to defer the issuance of shares of Common Stock, the settlement of awards in cash, or the payment of cash incentive awards under the Second Amended 2012 Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Second Amended 2012 Plan. In the case of restricted shares, the deferral may be effected by the participant’s agreement to forego or exchange such person’s award and receive an award of deferred shares. The Plan Administrator may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares of Common Stock.

Plan Adjustments. In the event a dividend (other than a regular cash dividend), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event occurs which affects the shares of the Company such that the Plan Administrator determines that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits to participants intended to be made available under the Second Amended 2012 Plan, then the Plan Administrator has the authority to make certain equitable adjustments to the Second Amended 2012 Plan and awards made thereunder, including the authority to adjust: (i) the number of shares covered by outstanding awards; (ii) the prices per share applicable to options and stock appreciation rights granted thereunder; or (iii) the kind of shares covered by the Second Amended 2012 Plan (including shares of another issuer). Moreover, in the event of any such transaction or event, the Plan Administrator may provide in substitution for any or all outstanding awards under the Second Amended 2012 Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all awards in exchange for such alternative consideration. The Plan Administrator may not, however, make any adjustments to the Second Amended 2012 Plan which would compromise the plan’s compliance with Sections 422(b)(1), 162(m) and/or 409A of the Code.

Plan Amendment. The Second Amended 2012 Plan may be amended from time to time by the Board of Directors; provided however, that the Board of Directors may not, without the approval of the Company’s shareholders, increase the number of shares available under the plan, increase the maximum number of shares underlying awards which may be issued to a single participant in any one calendar year or institute any amendments to the plan which would permit additional awards to be

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Proposal 3

issued under the Second Amended 2012 Plan or otherwise affect the provisions of the plan dealing with the forfeiture of unexercised options granted under the Second Amended 2012 Plan (unless such amendment is deemed necessary to reflect an adjustment made in order to prevent dilution). The Board may condition any amendment on the approval of the Company’s shareholders, if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations (including for purposes of qualifying compensation awarded pursuant to the Second Amended 2012 Plan as “performance based” under Section 162(m)). The Plan Administrator may also amend or modify the plan and/or any outstanding awards issued thereunder in order to conform the provisions of the Plan or such awards with Section 409A of the Code, regardless of whether such modification, amendment or termination of the Plan will adversely affect the rights of a participant under the Plan or an award agreement.

Plan Termination. The Second Amended 2012 Plan will terminate on the tenth anniversary of the date that the original 2012 Omnibus Plan was approved by shareholders or, if earlier, the date on which the Board adopts a resolution terminating the plan, and no award will be granted under the plan after that date.

New Plan Benefits

The future benefits that will be awarded or paid under the Second Amended 2012 Plan are not currently determinable. Awards granted under the Second Amended 2012 Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Because our executive officers and directors will be eligible to receive awards under the Second Amended 2012 Plan, they may be deemed to have a personal interest in the adoption of this Proposal 3.

Federal Income Tax Consequences

The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the Second Amended 2012 Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences, nor does it describe the consequences to any particular participant. Notwithstanding any provision of the Second Amended 2012 Plan or an award agreement to the contrary, if any award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Second Amended 2012 Plan and any applicable award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

Nonqualified Stock Options and Stock Appreciation Rights. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss). The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. The holder of a stock appreciation right will not normally realize any taxable income upon the grant of the stock appreciation right. Upon the exercise of a stock appreciation right, the person exercising the stock appreciation right will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the stock appreciation right, the fair market value of such shares as of the exercise date. The Company will generally be entitled to a tax deduction for compensation paid in the same amount that the holder of the stock appreciation right realizes as ordinary income. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.

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Proposal 3

Incentive Stock Options. Options issued and designated as incentive stock options are intended to qualify under Code Section 422. Under the provisions of Code Section 422 and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an incentive stock option, nor is the Company entitled to any deduction. The exercise of an incentive stock option is also not a taxable event, although the difference between the option price and the fair market value of the option stock on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of stock acquired upon exercise of an incentive stock option depends, in part, on whether the stock is held for at least two years from the date the option was granted and at least one year from after the date the stock was transferred to the optionee. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Restricted Stock and Restricted Stock Units. Upon the grant of restricted stock, the participant will not recognize taxable income and the Company will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock on that date (less the price paid, if any, for such stock). Alternatively, the participant may elect, within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the stock on the date of grant even though such stock may remain subject to restrictions on transfer and risks of forfeiture. If the election has been properly made, when the vesting and forfeiture restrictions lapse, no compensation will be includable in gross income. Rather, subsequent appreciation in the value of the stock will be taxed as capital gain or loss upon the sale of such stock. If, however, the stock is forfeited prior to becoming vested, the tax paid in connection with making an 83(b) Election is not directly recoverable. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. In either event, at the time the participant recognizes income with respect to the restricted stock, the Company is generally entitled to a deduction in an equal amount.

Deferred Shares. A participant of a deferred share award will not be required to recognize any income for federal income tax purposes at the time of the grant of such award, nor is the Company entitled to any deduction at such time. Rather, when the deferred shares are paid, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the participant. When the participant recognizes ordinary income upon receipt of the deferred shares, the Company generally will be entitled to a tax deduction in the same amount.

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Proposal 3

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received. When the participant recognizes ordinary income upon payment of the performance shares and /or units, the Company generally will be entitled to a tax deduction in the same amount.

Cash Awards. As a general rule, a participant will not receive taxable income on the date of the award. A participant will generally recognize ordinary income upon payment of the award.

Limitations on Company’s Deductions; Consequences of Change in Control. With certain exceptions, Section 162(m) limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Company’s chief executive officer and its three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). The Company believes that stock options, stock appreciation rights, performance share awards, performance unit awards, and cash awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the Second Amended 2012 Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to such stock options, stock appreciation rights, performance share awards, performance unit awards and cash awards. However, there is no guarantee that any particular award granted under the Second Amended 2012 Plan will be entitled to that deduction.

In addition, if a change in control of the Company causes awards under the Second Amended 2012 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G.

Section 409A. Section 409A of the Code generally became effective on January 1, 2005 and potentially applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A (or satisfy an exception thereto), the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards under the Second Amended 2012 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Second Amended 2012 Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

64	2015 Notice of Meeting and Proxy Statement

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)

Ernst & Young LLP (“EY”) has served as the Company’s independent registered public accountants since fiscal year 2008. For fiscal year 2015, EY rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. EY is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm for fiscal year 2016, and the Audit Committee has selected them as such.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2015 and 2014:

	2015	2014
Audit Fees(1)	$1,675,150	$1,391,400	(2)
Audit-Related Fees	—	7,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,675,150	$1,371,400
(1)	Includes fees and expenses associated with the annual audit, including the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and audit fees for the Company’s statutory audit requirements.
(2)	Includes additional fees and expenses of $20,000 associated with the fiscal year 2014 audit that were not reported in the proxy statement in connection with the 2014 Annual Meeting of Shareholders because they were billed after the proxy statement was distributed.

The Audit Committee pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm fees for all audit and non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

2015 Notice of Meeting and Proxy Statement	65

OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of the Company’s Common Stock the Notice, this proxy statement and the accompanying form of proxy. In addition to proxy solicitation by mail, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company has retained Georgeson Inc. (“Georgeson”) to assist in the distribution and solicitation of proxies. The Company expects to pay Georgeson fees of approximately $12,500, plus costs and expenses, in connection with these services. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2016 must be delivered to the Secretary of II-VI Incorporated at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 20, 2016. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2016 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by the Secretary at the above address no later than the close of business on May 20, 2016 and no earlier than the close of business on April 20, 2016 (with respect to board nominees) and no later than the close of business on July 9, 2016 and no earlier than the close of business on June 9, 2016 (with respect to proposals for other business). Otherwise such proposals will be considered untimely. Any such notice of intent by a shareholder must also comply with the requirements contained in the Company’s Amended and Restated Bylaws.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2015, as filed with the SEC, is being furnished with this proxy statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge, and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company’s costs of providing such exhibits, by writing to Mary Jane Raymond, Chief Financial Officer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling (724) 352-4455. As noted previously, this proxy statement and the Annual Report to Shareholders has been posted on the Internet at www.proxyvote.com.

66	2015 Notice of Meeting and Proxy Statement

Appendix A

II-VI INCORPORATED

SECOND AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN

Page

1.	Purpose		A-1

2.	Definitions		A-1
	2.1	Award	A-1
	2.2	Award Agreement	A-1
	2.3	Base Price	A-1
	2.4	Board	A-1
	2.5	Change in Control	A-1
	2.6	Code	A-1
	2.7	Committee	A-1
	2.8	Common Stock	A-1
	2.9	Company	A-1
	2.10	Consultant	A-2
	2.11	Deferral Period	A-2
	2.12	Deferred Shares	A-2
	2.13	Effective Date	A-2
	2.14	Employee	A-2
	2.15	Fair Market Value	A-2
	2.16	Freestanding Stock Appreciation Right	A-2
	2.17	Grant Date	A-2
	2.18	Incentive Cash Award	A-2
	2.19	Incentive Stock Option	A-2
	2.20	Nonemployee Director	A-2
	2.21	Nonqualified Stock Option	A-2
	2.22	Option	A-2
	2.23	Optionee	A-2
	2.24	Option Price	A-2
	2.25	Participant	A-2
	2.26	Performance Objectives	A-2
	2.27	Performance Period	A-3
	2.28	Performance Share	A-3
	2.29	Performance Unit	A-3
	2.30	Predecessor Plans	A-3
	2.31	Qualified Performance-Based Award	A-4
	2.32	Restricted Shares	A-4
	2.33	Restricted Share Units	A-4
	2.34	Section 162(m)	A-4
	2.35	Section 409A	A-4
	2.36	Separation from Service	A-4
	2.37	Shares	A-4
	2.38	Specified Employee	A-4
	2.39	Spread	A-4
	2.40	Stock Appreciation Right	A-5
	2.41	Subsidiary	A-5
	2.42	Tandem Stock Appreciation Right	A-5

3.	Shares Available Under the Plan; Maximum Awards		A-5
	3.1	Reserved Shares	A-5
	3.2	Maximum Calendar Year Award	A-5
	3.3	Predecessor Plan Options; Forfeitures	A-5

4.	Plan Administration		A-5
	4.1	Authority of Committee	A-5
	4.2	Committee Delegation	A-6
	4.3	No Liability	A-6

5.	Options		A-6
	5.1	Number of Shares	A-6
	5.2	Option Price	A-6
	5.3	Consideration	A-6
	5.4	Cashless Exercise	A-7
	5.5	Performance-Based Options	A-7
	5.6	Vesting	A-7

A-i

Page

	5.7	ISO Dollar Limitation	A-7
	5.8	Exercise Period	A-7
	5.9	Award Agreement	A-7

6.	Stock Appreciation Rights		A-7
	6.1	Payment in Cash or Shares	A-7
	6.2	Maximum SAR Payment	A-7
	6.3	Exercise Period	A-7
	6.4	Change in Control	A-8
	6.5	Dividend Equivalents	A-8
	6.6	Performance-Based Stock Appreciation Rights	A-8
	6.7	Award Agreement	A-8
	6.8	Tandem Stock Appreciation Rights	A-8
	6.9	Exercise Period	A-8
	6.10	Freestanding Stock Appreciation Rights	A-8

7.	Restricted Shares and Restricted Share Units		A-8
	7.1	Number of Shares	A-8
	7.2	Consideration	A-8
	7.3	Forfeiture/Transfer Restrictions	A-9
	7.4	Rights/Dividends and Dividend Equivalents	A-9
	7.5	Stock Certificate	A-9
	7.6	Performance-Based Restricted Shares or Restricted Share Units	A-9
	7.7	Award Agreements	A-9

8.	Deferred Shares		A-9
	8.1	Deferred Compensation	A-9
	8.2	Consideration	A-9
	8.3	Deferral Period	A-9
	8.4	Dividend Equivalents and Other Ownership Rights	A-9
	8.5	Performance Objectives	A-10
	8.6	Award Agreement	A-10

9.	Performance Shares and Performance Units		A-10
	9.1	Number of Performance Shares or Units	A-10
	9.2	Performance Period	A-10
	9.3	Performance Objectives	A-10
	9.4	Threshold Performance Objectives	A-10
	9.5	Payment of Performance Shares and Units	A-10
	9.6	Maximum Payment	A-10
	9.7	Award Agreement	A-10

10.	Incentive Cash Awards		A-10
	10.1	Cash Payment	A-10
	10.2	Terms of Incentive Cash Awards	A-11
	10.3	Achievement of Performance Objectives	A-11
	10.4	Timing and Form of Payment	A-11
	10.5	Discretionary Adjustments	A-11
	10.6	Compliance with Plan	A-11

11.	Transferability		A-11
	11.1	Transfer Restrictions	A-11
	11.2	Limited Transfer Rights
	11.3	Restrictions on Transfer	A-11

12.	Adjustments		A-12

13.	Fractional Shares		A-12

14.	Withholding Taxes		A-12

15.	Certain Terminations of Employment, Hardship and Approved Leaves of Absence		A-12

16.	Foreign Participants		A-13

A-ii

Page

17.	Amendments and Other Matters		A-13
	17.1	Plan Amendments	A-13
	17.2	Award Deferrals	A-13
	17.3	Conditional Awards	A-13
	17.4	Repricing Prohibited	A-13
	17.5	No Employment Right	A-14
	17.6	Tax Qualifications	A-14

18.	Section 409A		A-14

19.	Effective Date		A-15

20.	Termination		A-15

21.	Limitations Period		A-15

22.	Governing Law		A-15

A-iii

II-VI INCORPORATED

SECOND AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN

1.        Purpose.  The purposes of this II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan (the “Plan”) are to optimize the profitability and growth of the Company by providing certain eligible persons with annual and long-term incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide Participants with an incentive for excellence in individual performance, to promote teamwork among Participants, and to motivate, attract and retain the services of employees, consultants and directors for II-VI Incorporated and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

2.        Definitions.  As used in this Plan and unless otherwise specified in the applicable Award Agreement, the following terms shall be defined as set forth below:

2.1    “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares, Performance Units, or Incentive Cash Award granted under the Plan.

2.2    “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium and may be limited to a notation on the Company’s books and records.

2.3    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Change in Control” means (i) the consummation of any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of all or substantially all of the assets of the Company; (ii) the consummation of any merger or consolidation to which the Company is a party as a result of which the “persons” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than a majority of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation or (iii) any “person” (as defined above) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities in a transaction or series of transactions not approved by the Board of Directors. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

2.6    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7    “Committee” means the Compensation Committee of the Board or its successor.

2.8    “Common Stock” means the common stock, no par value, of the Company.

2.9    “Company” means II-VI Incorporated, a Pennsylvania corporation, or any successor corporation.

2.10    “Consultant” means any non-Employee independent contractor or other service provider engaged by the Company or a Subsidiary.

2.11    “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.12    “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.13    “Effective Date” means the date this Plan is approved by the shareholders of the Company.

2.14    “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.15    “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing sales price for the Shares reported on a consolidated basis on the Nasdaq National Market (or, if the Shares are not trading on the Nasdaq National Market, on the principle market on which the Shares are trading) on the relevant date or, if there were no sales on such date, the closing sales price on the nearest preceding date on which sales occurred. If the Shares are not reported on the basis of closing sale price, then the average of the highest bid and lowest ask prices shall be used to determine fair market value.

2.16    “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.17    “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.18    “Incentive Cash Award” means an award granted pursuant to Section 10, which represents the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Performance Objectives for a Performance Period established by the Committee.

2.19    “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.20    “Nonemployee Director” means a member of the Board who is not an Employee.

2.21    “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.22    “Option” means any option to purchase Shares granted under Section 5.

2.23    “Optionee” means a Participant who holds an outstanding Option.

2.24    “Option Price” means the purchase price payable upon the exercise of an Option.

2.25    “Participant” means an Employee, Consultant or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.26    “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received performance-based Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: return on equity, diluted or adjusted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including, but not limited to, growth measures and total shareholder return), operating profit (including, but not limited to, “bonus operating profit”), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys, productivity, expense reduction levels, debt, debt reduction, the completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Company’s annual report for the applicable period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, upward or downward, as the Committee deems appropriate and equitable; provided, however, that (i) no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any award meeting the requirements (or an applicable exception thereto) of Section 162(m), Section 409A or other applicable statutory provision; and (ii) in the case of a Qualified Performance-Based Award, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

2.27    “Performance Period” means the period of time within which the Performance Objectives relating to a performance-based Award must be achieved.

2.28    “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.29    “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.30    “Predecessor Plans” means the II-VI Incorporated Stock Option Plan of 2001, the II-VI Incorporated 2005 Omnibus Incentive Plan and/or the II-VI Incorporated 2009 Omnibus Incentive Plan.

2.31    “Qualified Performance-Based Award” means an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. For any Qualified Performance-Based Award, performance goals relating to the Performance Objectives shall be pre-established in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

2.32    “Restricted Shares” shall mean an Award of Shares that are granted under and subject to the terms, conditions and restrictions described in Section 7.

2.33    “Restricted Share Units” shall mean an Award of the right to receive (as the Committee determines) Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit, granted under and subject to the terms, conditions and restrictions described in Section 7.

2.34    “Section 162(m)” shall mean Section 162(m) of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.35    “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.36    “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

2.37    “Shares” means shares of Common Stock, as adjusted in accordance with Section 11.

2.38    “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with the regulations issued under Section 409A and the procedures established by the Company.

2.39    “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.40    “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.41    “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, including any such corporation or other entities which become a Subsidiary after adoption of the Plan; provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any subsidiary corporation within the meaning of the Code Section 424(f) or any successor provision thereof.

2.42    “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3.        Shares Available Under the Plan; Maximum Awards.

3.1    Reserved Shares.  Subject to adjustment as provided in Section 11, the maximum number of Shares that may be delivered pursuant to Awards, including Incentive Stock Options, shall not exceed 4,900,000 Shares plus Shares added to the Plan pursuant to Section 3.3. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

3.2    Maximum Calendar Year Award.  No Participant may receive Options or Stock Appreciation Rights for more than 300,000 Shares in any one fiscal year. With respect to awards intended to qualify as Qualified Performance-Based Awards, no participant may receive: (ii) Performance Shares for more than 100,000 Shares (if denominated in Shares) or $2,000,000 (if denominated in cash) in any one fiscal year; (iii) Performance Units for more than 100,000 Shares (if denominated in Shares) or $2,000,000 (if denominated in cash) in any one fiscal year; (iv) Restricted Shares or Restricted Share Units (denominated in Shares) for more than 100,000 Shares in any one fiscal year; (iv) Restricted Share Units (denominated in cash) for more than $2,000,000 in any one fiscal year; and (iv) Incentive Cash Awards for more than $5,000,000 in any one fiscal year. No Non-Employee Director may receive Awards for more than 20,000 shares in any one fiscal year. The foregoing limitations shall be subject to adjustment as provided in Section 12, but only to the extent that any such adjustment will not affect the status of: (i) any Qualified Performance-Based Award under Section 162(m) of the Code; (ii) any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code; or (iii) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Awards paid or settled solely in cash shall not reduce the number of Shares available for Awards.

3.3    Predecessor Plan Options; Forfeitures.  Upon the effectiveness of this Plan pursuant to Section 18, no additional options or other awards shall be made pursuant to a Predecessor Plan. To the extent that (i) Options are granted under the Plan, or (ii) any of the options granted under a Predecessor Plan, which are outstanding as of the Effective Date, shall expire or terminate without being exercised, the Shares covered thereby shall remain available under or be added to the Plan, as the case may be. To the extent that Shares underlying Awards made under the Plan shall be forfeited, such Shares shall remain available under the Plan.

4.        Plan Administration.

4.1    Authority of Committee.  This Plan shall be administered by the Committee, provided that the full Board may at any time act as the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan, provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 4.2 below. The Committee’s powers include, without limitation, the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares, or the relative value, to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the discretion to determine the extent to which Awards will be structured to conform to the requirements applicable to performance-based compensation described in Section 162(m) of the Code; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time.

4.2    Committee Delegation.  Except to the extent prohibited by applicable law or regulation, the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The Committee may, with respect to Participants whom the Committee (i) determines are not likely to be subject to Code Section 162(m) or (ii) who are not directors or executive officers subject to filing requirements of Section 16 of the Exchange Act, delegate to one or more officers of the Company the authority to grant Awards to Participants, provided that the Committee shall have fixed (i) the total number of Shares subject to such Awards (other than Incentive Cash Awards) and (ii) the aggregate amount of cash payments that may be subject to Incentive Cash Awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan.

4.3    No Liability.  No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5.        Options.  The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1    Number of Shares.  Each grant shall specify the number of Shares to which it pertains.

5.2    Option Price.  Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

5.3    Consideration.  Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price provided such Shares have been purchased by such Optionee in the open market or have been held by such Optionee for at least six months, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4    Cashless Exercise.  To the extent permitted by applicable law, any grant may provide for the deferred payment of the Option Price from the proceeds of the sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.5    Performance-Based Options.  Any grant of an Option may specify Performance Objectives that must be achieved as a condition to the exercise of the Option. Each grant of an Option may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Option will be exercisable and may set forth a formula for determining the portion of the Option to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.6    Vesting.   Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or portions thereof shall become exercisable, and any grant may provide for the earlier exercise of such Option in the event of a Change in Control of the Company or other similar transaction or event.

5.7    ISO Dollar Limitation.  Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 or such other amount limitation as may be provided in the Code, such Options shall be treated as Nonqualified Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, and any regulations promulgated thereunder.

5.8    Exercise Period.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

5.9    Award Agreement.  Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.        Stock Appreciation Rights.  The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1    Payment in Cash or Shares.  Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

6.2    Maximum SAR Payment.  Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum amount specified by the Committee on the Grant Date.

6.3    Exercise Period.  Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4    Change in Control.  Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event.

6.5    Dividend Equivalents.  On or after the Grant Date of any Stock Appreciation Rights, the Committee may, to the extent not inconsistent with Section 162(m) or Section 409A, provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

6.6    Performance-Based Stock Appreciation Rights.  Any grant of a Stock Appreciation Right may specify Performance Objectives that must be achieved as a condition to the exercise of the Stock Appreciation Right. Each grant of a Stock Appreciation Right may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Stock Appreciation Right will be exercisable and may set forth a formula for determining the portion of the Stock Appreciation Right to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives. Subject to the terms of the Plan, Stock Appreciation Rights may be structured as Qualified Performance-Based Awards.

6.7    Award Agreement.  Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.8    Tandem Stock Appreciation Rights.  Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of all or a portion of the related Option (or such other right) for cancellation in an amount equal to the portion of the Tandem Stock Appreciation Right so exercised.

6.9    Exercise Period.  No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.10    Freestanding Stock Appreciation Rights.  Regarding Freestanding Stock Appreciation Rights only:

(i)    Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii)    Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii)    Each grant shall specify the period or periods of continuous employment or service of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event.

7.        Restricted Shares and Restricted Share Units.  The Committee may also authorize grants to Participants of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1    Number of Shares.  Each grant shall specify the number of Shares to be issued to a Participant pursuant to the Award of Restricted Shares or Restricted Shares Units.

7.2    Consideration.  Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3    Forfeiture/Transfer Restrictions.  Each grant of Restricted Shares and Restricted Share Units shall specify the duration of the period during which, and the conditions under which, the Restricted Shares or Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements.

7.4    Rights/Dividends and Dividend Equivalents.  Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award and shall entitle the Participant to dividend, voting and other ownership rights. Each grant of Restricted Share Units shall constitute a right to receive Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit granted, subject to the terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Restricted Share Units. The Committee may specify whether such dividend or dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares; provided that, unless otherwise determined by the Committee, dividends and dividend equivalents shall be subject to all conditions and restrictions of the underlying Restricted Shares and Restricted Share Units to which they relate.

7.5    Stock Certificate.  At the discretion of the Committee, the Company need not issue stock certificates representing Restricted Shares and such Restricted Shares may be evidenced in book entry form on the books and records of the Company’s transfer agent. If certificates are issued for Restricted Shares, unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon have lapsed.

7.6    Performance-Based Restricted Shares or Restricted Share Units.  Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units. Subject to the terms of the Plan, Restricted Share and Restricted Stock Unit Awards may be structured as Qualified Performance-Based Awards.

7.7    Award Agreements.  Each Award of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

8.        Deferred Shares.  To the extent consistent with the provisions of Section 17 of this Plan, the Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1    Deferred Compensation.  Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2    Consideration.  Each grant may be made without the payment of additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3    Deferral Period.  Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

8.4    Dividend Equivalents and Other Ownership Rights.  During the Deferral Period, the Participant shall not have any right to transfer any rights under the Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Deferred Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Deferred Shares in cash or additional Shares on a current, deferred or contingent basis.

8.5    Performance Objectives.  Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6    Award Agreement.  Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9.        Performance Shares and Performance Units.  The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant only upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1    Number of Performance Shares or Units.  Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2    Performance Period.  The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control of the Company or other similar transaction or event.

9.3    Performance Objectives.  Each grant shall specify the Performance Objectives that must be achieved by the Participant or the Company, as applicable, in order for the Award to be earned. Subject to the terms of the Plan, Performance Share and Performance Unit Awards may be structured as Qualified Performance-Based Awards.

9.4    Threshold Performance Objectives.  Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5    Payment of Performance Shares and Units.  Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6    Maximum Payment.  Any grant of Performance Shares or Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

9.7    Award Agreement.  Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10.        Incentive Cash Awards.  The Committee may from time to time authorize grants to Participants of Incentive Cash Awards upon such terms and conditions as the Committee may determine in accordance with the following provisions.

10.1    Cash Payment.  Each grant of an Incentive Cash Award will provide a Participant with the opportunity to earn a future payment tied to the level of achievement with respect to one or more Performance Objectives for a Performance Period, as established by the Committee.

10.2    Terms of Incentive Cash Awards.  The Committee shall establish, as applicable, (a) the threshold, target, and maximum amount of the Incentive Cash Award payable to the Participant, (b) the Performance Objective(s) and level of achievement thereof that will determine the amount of such payment, (c) the term of the Performance Period for which performance will be measured for determining the amount of such payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Subject to the terms of the Plan, Incentive Cash Awards may be structured as Qualified Performance-Based Awards.

10.3    Achievement of Performance Objectives.  Each grant of an Incentive Cash Award may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Incentive Cash Award will be paid and may set forth a formula for determining the amount of the Incentive Cash Award to be paid if achievement is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

10.4    Timing and Form of Payment.  The Committee shall determine the timing of payment of any Incentive Cash Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit an election for the payment of any Incentive Cash Award to be deferred to a specified date or event.

10.5    Discretionary Adjustments.  Notwithstanding the satisfaction of any Performance Objectives, the Committee reserves the right, in its sole discretion, to adjust the amount payable under an Incentive Cash Award on account of such factors and/or considerations as the Committee shall deem relevant.

10.6    Compliance with Plan.  Each grant of an Incentive Cash Award shall be subject to all of the terms and conditions of this Plan, the applicable Award Agreement, if any, and such other terms and provisions as the Committee may determine consistent with this Plan.

11.        Transferability.

11.1    Transfer Restrictions.  Except as provided in Section 11.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.2    Limited Transfer Rights.  The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

11.3    Restrictions on Transfer.  Any Award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

12.        Adjustments.  In the event (a) a stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing affects the Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits to Participants intended to be made available under the Plan, then the Committee shall, in an equitable manner, make or provide for such adjustments in the (x) number of Shares covered by outstanding Awards granted hereunder, (y) prices per share applicable to Options and Stock Appreciation Rights granted hereunder, and/or (z) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion shall determine in good faith to be equitably required in order to prevent such dilution or enlargement of the benefits or intended benefits to Participants. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all Awards in exchange for such alternative consideration. If, in connection with any such transaction or event in which the Company does not survive, the amount payable pursuant to any Award, based on consideration per Share to be paid in connection with such transaction or event and the Base Price, Option Price, Spread or otherwise of the Award, is not a positive amount, the Committee may provide for cancellation of such Award without any payment to the holder thereof. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 12. The Committee will not, in any case, make any of the following adjustments: (A) with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, (B) with respect to any Award, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, unless otherwise determined by the Board, and (C) with respect to any Award subject to Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 409A (or an exception thereto).

13.        Fractional Shares.  The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

14.        Withholding Taxes.  A Participant may be required to pay to the Company, a Subsidiary or any affiliate, and the Company, Subsidiary or any affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

15.        Certain Terminations of Employment, Hardship and Approved Leaves of Absence.  Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 11.3, or any Incentive Cash Award that has not been fully earned, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

16.        Foreign Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.        Amendments and Other Matters.

17.1    Plan Amendments.  This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 12, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. Notwithstanding anything to the contrary contained herein, the Committee may also make any amendments or modifications to this Plan and/or outstanding Awards in order to conform the provisions of the Plan or such Awards with Code Section 409A regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan or an Award Agreement.

17.2    Award Deferrals.  The Committee may permit Participants to elect to defer the issuance of Shares or the settlement or payment of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

17.3    Conditional Awards.  The Committee may condition the grant of any Award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash award or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

17.4    Repricing Prohibited.  Except in connection with a corporate transaction involving the Company as provided for in Section 12, the terms of an outstanding Option or Stock Appreciation Right may not be amended by the Committee to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

17.5    No Employment Right.  This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

17.6    Tax Qualifications.  To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan. Notwithstanding any provision of this Plan to the contrary, if any benefit or Award under this Plan is intended to qualify as performance-based compensation under Code Section 162(m) and the regulations issued thereunder and a provision of this Plan would prevent such benefit or Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 162(m), Section 409A or any other applicable statutory or regulatory provision.

18.        Section 409A.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a)    If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

(b)    For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c)    The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Committee to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

(d)    The grant of non-qualified Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e)    In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

19.        Effective Date.  This Plan shall become effective upon its approval by the shareholders of the Company.

20.        Termination.  No Award shall be granted from and after the tenth anniversary of the date upon which this Plan is approved by the shareholders of the Company or after such date that the Board shall have adopted a resolution terminating the Plan. This Plan shall remain in effect with respect to Awards outstanding at that time.

21.        Limitations Period.  Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

22.        Governing Law.  The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws.

II-VI INCORPORATED 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499

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M96148-P69276	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

II-VI INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1 THROUGH 4.
Vote on Directors
1.	Election of three Class One Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2018.
	Nominees:	For	Against	Abstain
	1a. Marc Y.E. Pelaez	☐	☐	☐
	1b. Howard H. Xia	☐	☐	☐
	1c. Vincent D. Mattera, Jr.	☐	☐	☐
Vote on Other Proposals						For	Against	Abstain
2.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers for fiscal year 2015;					☐	☐	☐
3.	Approval of an amendment and restatement of the II-VI Incorporated 2012 Omnibus Incentive Plan; and					☐	☐	☐
4.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or adjournment thereof.
PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

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M96149-P69276

P
R
O
X
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II-VI INCORPORATED Annual Meeting of Shareholders
November 6, 2015
1:30 PM, Local Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Francis J. Kramer and Wendy F. DiCicco, or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock of II - VI Incorporated held of record at the close of business on September 2, 2015 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at RLA Premier Conference Center (formerly the Regional Learning Alliance), 850 Cranberry Woods Drive, Cranberry Township, PA 16066, on November 6, 2015 at 1:30 p.m. local time, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the three Class One Directors (Proposal Number 1) FOR ALL the nominees listed, FOR Proposal Number 2, FOR Proposal Number 3 and FOR Proposal Number 4, and in the discretion of the proxies on any other matter that properly comes before the meeting.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)